UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
________________________________________________________________
Filed by the Registrant ☒         Filed by a party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Surgery Partners, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 24, 2025

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2025 annual meeting of stockholders of Surgery Partners, Inc., to be held on June 6, 2025, at 10:00 a.m. Central Daylight Time. The annual meeting will be held solely by remote communication in a virtual meeting format. If you attend the annual meeting virtually by following the instructions set forth in the proxy materials, you will be considered present at the meeting.

In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Proxy Statement, the proxy card and our Annual Report to Stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how stockholders can access the proxy materials over the internet as well as request a paper or email copy if desired.

It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, we would appreciate your efforts to vote your shares as soon as possible by following the instructions located in the Notice of Internet Availability of Proxy Materials or in our proxy statement. If you attend the annual meeting and wish to vote at that time, you may withdraw your proxy and vote your shares at the meeting.

Sincerely,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 24, 2025

DATE:         June 6, 2025
TIME:         10:00 a.m. Central Daylight Time
PLACE:     The annual meeting will be held solely by remote communication in a virtual meeting format. You will be able to attend the annual meeting by visiting www.meetnow.global/MYRK52A and entering the 15-digit control number found on the proxy card or voting instruction form. If you attend the annual meeting virtually, you will be considered present at the meeting.

ITEMS OF BUSINESS:

1.To elect the three Class I director nominees named in this Proxy Statement to the Board of Directors of Surgery Partners, Inc. (the "Company") for a term of three years;
2.To approve, on an advisory basis, the compensation paid by the Company to its named executive officers;
3.To approve the Surgery Partners, Inc. 2025 Omnibus Incentive Plan (the "2025 Incentive Plan");
4.To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025; and
5.To consider and act upon any other business that may properly come before the 2025 annual meeting of stockholders and at any adjournment or postponement thereof.

Information relating to the matters to be considered and voted on at the annual meeting is set forth in the enclosed proxy materials.

RECORD DATE:     Holders of shares of our common stock of record at the close of business on April 8, 2025 are entitled to receive notice of and vote at the annual meeting and at any adjournment or postponement thereof.

ANNUAL REPORT:     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2024 is available to you on the internet or, upon request, will be delivered to you by mail or email.

PROXY VOTING:    Your vote is important. Whether or not you plan to attend the annual meeting, after reviewing the proxy materials, please vote by phone or online following the instructions set forth in the following proxy materials, or if you requested a printed copy, please complete, date, sign and return the proxy card in the enclosed stamped envelope. You can revoke a proxy at any time prior to its exercise at the annual meeting by following the instructions in the attached Proxy Statement. If you decide to attend the annual meeting and wish to change your proxy, you may do so by voting during the meeting.

The Board of Directors unanimously recommends that you vote: (i) "FOR" the election of the three Class I director nominees named in the Proxy Statement, (ii) "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, (iii) "FOR" the approval of the 2025 Incentive Plan, and (iv) "FOR" ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

You are welcome to attend the annual meeting by visiting www.meetnow.global/MYRK52A and entering the 15-digit control number found on the proxy card or voting instruction form. Once admitted, you may submit questions, vote or view our list of stockholders during the annual meeting by following the instructions that will be available on the meeting website.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the internet. To register to attend the annual meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc.

(a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on June 3, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Even if you plan to attend, please vote your shares promptly to ensure they are represented at the annual meeting. If you decide to attend the annual meeting and wish to change your proxy, you may do so by voting virtually at the meeting. If you have questions about how to attend the annual meeting, please contact Investor Relations at 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027, (615) 234-5900 or email ir@surgerypartners.com.

Thank you for your ongoing support of and interest in Surgery Partners, Inc.

By Order of the Board of Directors,

/s/ Wayne S. DeVeydt

Wayne S. DeVeydt
Executive Chairman of the Board of Directors

Brentwood, Tennessee
April 24, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2025:

THE PROXY STATEMENT, THE PROXY CARD AND OUR ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024 ARE AVAILABLE TO YOU ON THE INTERNET AT WWW.INVESTORVOTE.COM/SGRY AND ON THE "INVESTORS" PAGE OF OUR WEBSITE AT WWW.SURGERYPARTNERS.COM OR, UPON YOUR REQUEST, WILL BE DELIVERED TO YOU BY MAIL OR EMAIL IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY TO BE VOTED ON AT THE ANNUAL MEETING. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS IS SCHEDULED TO BE DISTRIBUTED ON OR ABOUT APRIL 24, 2025 TO STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 8, 2025.

SURGERY PARTNERS, INC.
340 Seven Springs Way, Suite 600
Brentwood, Tennessee 37027

PROXY STATEMENT

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?
The Board of Directors (the "Board") of Surgery Partners, Inc. ("Surgery Partners," the "Company," "we," "us" or "our") is soliciting your proxy to vote at the 2025 annual meeting of stockholders (the "Annual Meeting") to be held solely by remote communication in a virtual meeting format on Friday, June 6, 2025, at 10:00 a.m. Central Daylight Time and any adjournments of the Annual Meeting.
How can I attend the Annual Meeting?
The Annual Meeting will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on April 8, 2025 (the "Record Date"), or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MYRK52A and entering the 15-digit control number found on the proxy card or voting instruction form. You also will be able to vote your shares online by attending the Annual Meeting by webcast.

To participate in the Annual Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The virtual meeting will begin promptly at 10:00 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.
Do I need to register to attend the Annual Meeting virtually on the internet?
If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the internet. To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), the Company’s transfer agent. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Daylight Time, on June 3, 2025. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail

Computershare
Surgery Partners, Inc. Legal Proxy

P.O. Box 43001
Providence, RI 02940-3001

If you attend the Annual Meeting virtually, you will be considered present at the meeting.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call Local 1-888-724-2416 or International +1 781-575-2748.
What proxy materials are available and how do I receive them?
This Proxy Statement, the proxy card and our Annual Report to Stockholders for the year ended December 31, 2024 (the "Annual Report to Stockholders") are being made available to you on the internet instead of mailing a printed copy of these materials to each stockholder. The Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") is scheduled to be distributed on or about April 24, 2025. The Notice of Internet Availability contains instructions as to how stockholders may access and review the proxy materials on the internet, including information about how stockholders may vote by telephone or over the internet. You will not receive a printed or email copy of these materials unless you make such a request by following the instructions on the Notice of Internet Availability.
What proposals will be voted on at the Annual Meeting?
There are four proposals scheduled to be voted on at the Annual Meeting:
•the election of the three Class I director nominees named in this Proxy Statement for a three-year term (Proposal 1);
•the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers (Proposal 2);
•the approval of the Surgery Partners, Inc. 2025 Omnibus Incentive Plan (the "2025 Incentive Plan") (Proposal 3); and
•the ratification of the Audit Committee's appointment of Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 4).
What is the Board's voting recommendation?
The Board recommends that you vote your shares "FOR" the election of the three Class I director nominees named in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, "FOR" the approval of the 2025 Incentive Plan, and "FOR" the ratification of the Audit Committee's appointment of EY as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.

Except with respect to broker non-votes discussed below, if you submit a proxy but do not indicate any voting instructions, your shares will be voted "FOR" the election of the three Class I director nominees named in this Proxy Statement, "FOR" the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers, "FOR" the approval of the 2025 Incentive Plan, and "FOR" the ratification of the Audit Committee's appointment of EY as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.
What is the quorum requirement for the Annual Meeting?
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted and present at the meeting. The shares may be present or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
What shares owned by me can be voted at the Annual Meeting?
All shares owned by you as of the close of business on the Record Date may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, the Company had 128,192,739 shares of common stock issued and outstanding.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company's transfer agent, Computershare, Inc. (a subsidiary of Computershare Trust Company, N.A.), you are the stockholder of record with respect to those shares, and the proxy materials are being sent directly to you. As the stockholder of record, you have the right to direct your vote by proxy or to vote virtually at the Annual Meeting.
Beneficial Owner
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner and these proxy materials are being forwarded to you by your broker, bank or nominee who is the stockholder of record with respect to such shares. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. However, shares held in "street name" may be voted virtually by you only if you obtain a signed proxy from the record holder (stock brokerage, bank or other nominee) giving you the right to vote the shares.
How can I vote my shares at the Annual Meeting?
If you choose to vote your shares at the Annual Meeting, you may do so by visiting www.meetnow.global/MYRK52A and entering the 15-digit control number found on the proxy card or voting instruction form and following the instructions on the website for voting your shares at the meeting. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.
How can I vote my shares without attending the Annual Meeting?
Whether you hold your shares directly as the stockholder of record or beneficially in "street name," you may direct your vote without attending the Annual Meeting by proxy. You can vote by following the instructions on the Notice of Internet Availability which includes information about how stockholders may submit proxies by telephone or over the internet. Alternatively, upon request, you can vote by proxy by mail via a proxy card by marking your selections on the proxy card, dating and signing your name exactly as it appears on the proxy card and mailing the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than June 5, 2025 in order to be counted for the Annual Meeting.

If you are a beneficial owner, follow the instructions on the voting instruction card provided by your broker, bank or other intermediary. We urge you to review the proxy materials carefully before you vote.
Can I revoke my proxy or change my vote?
You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions). Your new vote must be received by 11:59 p.m. Central Daylight Time on June 5, 2025. You may also enter a new vote by attending the Annual Meeting and voting during the meeting. Your attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.
How are votes counted?
For Proposal 1, your vote may be cast "FOR" each Class I director nominee, or you may "WITHHOLD" from voting. Shares voting "WITHHOLD" have no effect on the election of directors.

For Proposals 2, 3 and 4, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN" on one of these proposals, it has no effect on the outcome because such proposals are determined based on the majority of votes cast on the applicable matter.
How are abstentions and broker non-votes treated for determining a quorum and counting votes?
Any shares represented by proxies that are marked to "ABSTAIN" from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions will not be counted as votes "FOR" or "AGAINST" any proposal and accordingly are not counted for purposes of determining the number of votes cast on any proposal.

If your shares are held in "street name" and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or, on routine matters, may use its discretionary authority to vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a "broker non-vote." Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

Proposal 1 (election of the three Class I director nominees), Proposal 2 (approval, on an advisory basis, of the compensation paid by the Company to its named executive officers) and Proposal 3 (approval of the 2025 Incentive Plan) are considered non-routine matters, and without your instruction, your broker cannot vote your shares on those proposals. Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter for which your broker has discretionary authority to vote your shares. As a result, broker non-votes with respect to any proposal will be treated as shares present for purposes of determining a quorum at the Annual Meeting. Broker non-votes will not be counted as votes "FOR" or "AGAINST" any proposal and accordingly are not counted for purposes of determining the number of votes cast on any proposal. Therefore, broker non-votes will have no effect on the outcome of any proposal.
What is the voting requirement to approve each of the proposals?
Proposal 1, Election of Director Nominees: Under our plurality voting standard, the three nominees for director who receive the most votes will be elected. Therefore, if you do not vote for a nominee, or you "WITHHOLD" your vote for a nominee, it will have no effect on the outcome of the election of directors. Additionally, broker non-votes will have no effect on the outcome of the election of directors.

Proposal 2, Advisory Vote on Executive Compensation: Under our majority voting standard, the approval, on an advisory basis, of the compensation paid by the Company to its named executive officers requires that the number of votes present, in person or by proxy, at the Annual Meeting and properly cast "FOR" the proposal exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 3, Approval of 2025 Omnibus Incentive Plan: Under our majority voting standard, the approval of the 2025 Incentive Plan requires that the number of votes present, in person or by proxy, at the Annual Meeting and properly cast "FOR" the proposal exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

Proposal 4, Ratification of the Audit Committee’s Appointment of Independent Registered Public Accounting Firm: Under our majority voting standard, the ratification of the Audit Committee’s appointment of EY as our independent registered public accounting firm for fiscal year 2025 requires that the number of votes present, in person or by proxy, at the Annual Meeting and properly cast "FOR" the proposal exceed the number of votes cast "AGAINST" the proposal. Abstentions will have no effect on the outcome of this Proposal 4. Brokers, banks and other nominees have discretionary voting power with respect to this proposal, and therefore we do not expect broker non-votes with respect to this proposal.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the four proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If other matters are properly presented to the stockholders for action at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxy holders in the proxy card (J. Eric Evans, our Chief Executive Officer, and Jennifer B. Baldock, our Executive Vice President and Chief Administrative and Development Officer) to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote. If for any unforeseen reason, any of the Company's nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate(s) as may be nominated by the Board.
Who will count the vote?
An inspector of election will be appointed to, among other things, tabulate all votes and certify the results.
Is my vote confidential?
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Surgery Partners or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote and (iii) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a proxy card or through other means.

Who will bear the cost of soliciting proxies for the Annual Meeting?
The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including costs for mailing the Notice of Internet Availability, mailing printed proxy materials upon request, and the solicitation of proxies. We have retained Computershare, Inc. to assist us with the distribution of the proxies and will pay their expenses. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the proxies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of March 31, 2025 (except as otherwise indicated below), by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•each of our named executive officers;

•each of our directors and nominees; and

•all of our executive officers and directors as a group.

Information with respect to beneficial ownership in the following table is based on the Company's review of information furnished by or on behalf of each director, officer, or beneficial owner of more than 5% of our common stock and filed with the Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with SEC rules. The information in the following table does not necessarily indicate beneficial ownership for any other purpose. In general, under SEC rules, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

The percentage of shares of common stock beneficially owned is computed on the basis of 128,192,739 shares of common stock outstanding as of March 31, 2025. Shares of common stock that a person has the right to acquire within 60 days of March 31, 2025 are deemed outstanding for purposes of computing the percentage ownership of such person's holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Except as otherwise indicated below, and subject to applicable community property laws, we believe, based on information furnished by such persons, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Beneficial owners of 5% or more of our common stock:
Bain Capital Investors, LLC (1)	49,946,972	39.0%
FMR LLC (2)	16,100,863	12.6%
Janus Henderson Group PLC (3)	12,148,238	9.5%
BlackRock, Inc. (4)	7,652,504	6.0%
The Vanguard Group (5)	7,417,609	5.8%
Directors and Named Executive Officers:
Wayne S. DeVeydt (6)	1,195,203	*
J. Eric Evans (7)	1,157,642	*
Jennifer B. Baldock (8)	435,547	*
Anthony W. Taparo (9)	255,232	*
David T. Doherty	150,868	*
Harrison R. Bane	126,520	*
Bradley R. Owens (10)	85,306	*
Brent Turner (11)	72,078	*
Marissa A. Brittenham	63,408	*
Teresa DeLuca, M.D.	58,330	*
Clifford G. Adlerz	50,573	*
John A. Deane	27,391	*
Patricia A. Maryland, Dr.PH	17,722	*
Laura L. Forese, M.D.	—	—
Andrew T. Kaplan (12)	—	—
Devin O'Reilly (12)	—	—
Blair E. Hendrix	—	—
All current executive officers and directors as a group (17 persons) (13)	3,474,642	2.7%

_______
* Less than one percent.
(1)Bain Capital Investors, LLC ("BCI") is the sole member of (i) BCPE Seminole GP LLC, a Delaware limited liability company ("BCPE GP"), which is the general partner of each of BCPE Seminole Holdings LP, a Delaware limited partnership (“BCPE Seminole”), and BCPE Seminole Holdings IV, L.P., a Cayman Islands exempted limited partnership (“BCPE Seminole IV”), (ii) BCPE Seminole GP II LLC, a Delaware limited liability company (“BCPE Seminole GP II”), which is the general partner of BCPE Seminole Holdings II Intermediate LP, a Delaware limited partnership (“BCPE Seminole II”), and (iii) BCPE Seminole GP III LLC, a Delaware limited liability company (“BCPE Seminole GP III”), which is the general partner of BCPE Seminole Holdings III, L.P., a Cayman Island exempted limited partnership (“BCPE Seminole III”). Each of BCPE Seminole, BCPE Seminole II, BCPE Seminole III and BCPE Seminole IV has shared voting and dispositive power over 10,708,102 shares of common stock, 30,055,197 shares of common stock, 4,232,353 shares of common stock and 4,951,320 shares of common stock, respectively. By virtue of the relationships described in this footnote, BCI may be deemed to share voting and dispositive power with respect to the securities held by BCPE Seminole, BCPE Seminole II, BCPE Seminole III and BCPE Seminole IV. Information reported in this table and the notes hereto in respect of BCI is based solely on Amendment No. 9 to Schedule 13D filed with the SEC on January 28, 2025 by BCI. The principal business address of each of BCI, BCPE Seminole, BCPE Seminole II, BCPE Seminole III and BCPE Seminole IV is 200 Clarendon Street, Boston, MA 02116.
(2)FMR LLC ("FMR") has sole voting power over 16,100,007 shares of common stock and sole dispositive power over 16,100,863 shares of common stock. Information reported in this table and the notes hereto in respect of FMR is based solely on the Schedule 13G/A filed with the SEC on February 12, 2025 by FMR. The principal business address of FMR is 245 Summer Street, Boston, MA 02210.
(3)Janus Henderson Group PLC (“Janus Henderson”) has shared voting power over 12,148,238 shares of common stock and dispositive power over 12,148,238 shares of common stock. JHIUS, an indirect subsidiary of Janus Henderson, may be deemed to be the beneficial owner of 12,117,616 shares of common stock. Information reported in this table and the notes hereto in respect of Janus Henderson is based solely on the Schedule 13G filed with the SEC on January 30, 2025 by Janus Henderson. The principal business address of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.
(4)BlackRock Inc. (“BlackRock”) has sole voting power over 7,277,969 shares of common stock and sole dispositive power over 7,652,504 shares of common stock. Information reported in this table and the notes hereto in respect of BlackRock is based solely on the Schedule 13G filed with the SEC on November 8, 2024 by BlackRock. The principal business address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(5)The Vanguard Group ("Vanguard") has shared voting power over 129,823 shares of common stock, shared dispositive power over 206,275 shares of common stock and sole dispositive power over 7,211,334 shares of common stock. Information reported in this table and the notes hereto in respect of Vanguard is based solely on the Schedule 13G/A filed with the SEC on February 13, 2024 by Vanguard. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(6)Mr. DeVeydt's beneficially owned shares include 890,000 shares of common stock underlying stock options and 200,000 shares of common stock underlying stock-settled stock appreciation right ("SSAR") awards, each of which is exercisable within 60 days of March 31, 2025.
(7)Mr. Evans' beneficially owned shares include 483,500 shares of common stock underlying stock options exercisable within 60 days March 31, 2025.
(8)Ms. Baldock's beneficially owned shares include 199,500 shares of common stock underlying stock options exercisable within 60 days of March 31, 2025.
(9)Mr. Taparo resigned as our Chief Growth Officer effective December 31, 2024. Mr. Taparo's beneficially owned shares include 148,500 shares of common stock underlying stock options exercisable within 60 days of March 31, 2025. Share ownership is based on the most recent Form 4 filing and other available information.
(10)Mr. Owens resigned as our President, National Group effective August 31, 2024. Share ownership is based on the most recent Form 4 filing and other available information.
(11)Mr. Turner's beneficially owned shares include 4,015 shares of common stock underlying stock options exercisable within 60 days of March 31, 2025.
(12)The shares beneficially owned by each of Messrs. O'Reilly and Kaplan do not include shares held by BCI. Mr. O'Reilly and Mr. Kaplan are each a Partner of BCI and as a result, by virtue of the relationships described in footnote (1) above, may each be deemed to share beneficial ownership of the shares of common stock held by BCI.
(13)Includes 1,777,015 shares of common stock underlying stock options and SSAR awards exercisable within 60 days of March 31, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to fiscal year 2024, we believe that our executive officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements with respect to fiscal year 2024.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
In accordance with the Company's Amended and Restated Certificate of Incorporation (the "charter") and Amended and Restated Bylaws (the "bylaws"), the Board is divided into three classes of approximately equal size. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. John A. Deane, Teresa DeLuca, M.D. and Wayne S. DeVeydt are Class I directors whose terms expire at the Annual Meeting.

Dr. DeLuca and Messrs. Deane and DeVeydt have been nominated for and have agreed to stand for re-election as Class I directors. The Class I directors will serve a term of three years and until his or her successor is duly elected and qualified or until his or her death, resignation or removal, whichever is earliest to occur. The three nominees for director with the highest number of affirmative votes will be elected as Class I directors. Except with respect to broker non-votes, unless you otherwise instruct, proxies will be voted for election of the nominees listed above as director nominees. The Company has no reason to believe that any nominee will be unable to serve, but in the event that a nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board, the persons voting the proxy may vote for the election of another person in accordance with their judgment.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES FOR CLASS I DIRECTORS.
The following table sets forth the name, age (as of March 31, 2025) and position of individuals who currently serve as a director of the Company.

Name	Age	Position
John A. Deane	63	Class I Director
Teresa DeLuca, M.D.	59	Class I Director
Wayne S. DeVeydt	55	Class I Director, Chairman
Patricia A. Maryland, Dr.PH	71	Class II Director
Devin O'Reilly	50	Class II Director
Brent Turner	59	Class II Director
Laura L. Forese, M.D.	63	Class II Director
Clifford G. Adlerz	71	Class III Director
J. Eric Evans	47	Class III Director
Blair E. Hendrix	60	Class III Director
Andrew T. Kaplan	40	Class III Director
Information concerning our nominees and directors is set forth below. The biographical description of each director includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director.

Class I Director Nominees for Election

John A. Deane has served as a director of Surgery Partners since May 2019. Mr. Deane served as Chairman, Advisory Board Consulting at the Advisory Board Company from December 2009 until April 2018. Prior to joining the Advisory Board Company, he was the Founder and Chief Executive Officer of Southwind Health Partners, LLC, a start-up health care business focused on providing management services for hospital and health system sponsored medical groups, from October 1998 until December 2009. Following his health care career, Mr. Deane has served on several not-for-profit boards and as the owner/operator of a boutique resort and marina outside of Nashville, Tennessee. Mr. Deane holds a B.A. in Political Science and a M.P.A from American University. Our Board believes that Mr. Deane is qualified to serve as a director based on, among other things, his extensive experience working with physicians in the healthcare industry.

Teresa DeLuca, M.D., MBA has served as a director of Surgery Partners since September 2016. Dr. DeLuca served as a Managing Director at Columbia University's NY Life Science Venture Fund from January 2018 until January 2020 and continues to serve as a Faculty Advisor at the University’s School of Entrepreneurship and Faculty Member of Columbia University School of Professional Studies. She previously served as Assistant Clinical Professor of Psychiatry at the Icahn School of Medicine at Mount Sinai in New York City from 2014 to 2017 and as the Chief Medical Officer of Magellan Pharmacy Solutions at Magellan Health from 2012 to 2014. Prior to that, she served as SVP of Pharmacy Health Solutions at Humana, National Medical Director & VP of Clinical Sales Solutions at Walgreen Co., VP of Personalized Medicine, and VP of Medical Policy & Clinical Quality and CMO UHG at Medco. Prior to taking on these executive leadership roles, Dr. DeLuca was a Senior Director of Global Product Development Services at PRA International and a Senior Medical Scientist at GlaxoSmithKline. Dr. DeLuca serves as a director of Life Stance, a behavioral healthcare company, since 2024. She also serves as a director of Rejuveron, a private Swiss drug discovery company since March 2022. Previously, she served as a director of 180 Life Science, a biotechnology company, from May 2021 to December 2023. She also served as a director of North Bud Farms, Inc., a pharmaceutical commercialization company, from May 2018 to February 2020. Dr. DeLuca completed her residency (M.D.) at Jefferson Medical College of Thomas Jefferson University and earned her M.B.A. from Drexel University. Our Board believes that Dr. DeLuca is qualified to serve as a director based on- among other things- her healthcare knowledge, experience and skills gained from being physician with an active medical license, as well as previously serving as a Fortune 50 Chief Medical Officer and P&L business line owner. As a strong advocate for good board governance, Dr. DeLuca earned the Carnegie Mellon Cybersecurity Certificate in 2016 and passed the Digital Directors Network Cyber Risk Masterclass examination for Public Companies in 2022. Dr. DeLuca has continued to maintain good standing with the National Association of Corporate Directors (NACD) as a Board Leadership Fellow (Master Level) since 2016. Dr. DeLuca has also passed the NACD’s “Directorship Certified” examination (NACD.DC) in 2020. In 2023, she became a NACD “Subject Matter Expert” in examination development and a Board Advisory Faculty Member, and in 2024 began serving as a NACD Certification Commissioner. She has also earned the American College of Corporate Directors (ACCD) “Master Professional Director – Public Company” credential in 2021. Dr. DeLuca was named a “Director to Watch” in the 2020 Directors & Board Annual Report and a “Featured Director of the Month” in 2022 by the Chief Executive Group. In 2022, Dr. DeLuca became Co-Chair and Leadership Council Member for the international organization, Women Corporate Directors (WCD). In 2024 she was named to “Who’s Who in America” and joined Madam Chair in 2025.

Wayne S. DeVeydt is a Managing Director with Bain Capital and has served as a director of Surgery Partners since January 2018. Mr. DeVeydt currently is Executive Chairman of Surgery Partners, a role he has held since January 2020 and previously served as Chief Executive Officer of Surgery Partners from January 2018 until January 2020. From January 2017 until January 2018, Mr. DeVeydt served as a Senior Advisor to the Global Healthcare division of Bain Capital Private Equity, the investment advisor of BCPE Seminole Holdings LP, the Company's former controlling stockholder. From May 2007 to May 2016, Mr. DeVeydt served as Executive Vice President and Chief Financial Officer of Anthem, Inc., a health insurance company. From March 2005 to May 2007, he served as Anthem's Senior Vice President and Chief Accounting Officer and for a portion of that time, he also served as Chief of Staff to the Chairman. Prior to joining Anthem, Mr. DeVeydt served as a partner at PricewaterhouseCoopers LLP, focused on companies in the national managed care and insurance industries. Mr. DeVeydt has served as a director of Centene Corporation, the largest Medicaid managed care organization in the United States, since January 2022. He has also served as a director of Zelis since August 2022. Mr. DeVeydt previously served as a director of Grupo Notre Dame Intermedica, Myovant Sciences Ltd, a biopharmaceutical company, and NiSource Inc., a utilities company. Mr. DeVeydt received his B.S. in Business Administration from the University of Missouri in St. Louis. Our Board believes that Mr. DeVeydt is qualified to serve as a director based on his service as our Chief Executive Officer and his prior experience serving as an executive in the healthcare industry.

Directors Continuing in Office

Class II Directors. The following directors have terms ending in 2026:

Patricia A. Maryland, Dr.PH. has served as a director of Surgery Partners since February 2021. Dr. Maryland served as the Executive Vice President of Ascension and President and Chief Executive Officer of Ascension Healthcare from July 2017 to July 2019. Prior to those roles, Dr. Maryland served with Ascension Healthcare as President, Healthcare Operations and Chief Executive Officer from July 2013 to July 2017 and Ministry Market Leader, Michigan from September 2007 to June 2013. Dr. Maryland has been a member of over 25 boards in the nonprofit, private, joint venture, and public sectors and has been the recipient of multiple awards, including being named one of the Top 25 COOs in Healthcare in 2017, one of the Top 25 Women in Healthcare in 2019, 2018, 2017, 2016 and 2015 by Modern Healthcare, Woman of the Year in 2014 by the Healthcare Businesswomen’s Association, and one of Modern Healthcare’s Top 25 Minority Executives in Healthcare also in 2014. Dr. Maryland received a bachelor’s degree in applied mathematics from Alabama State University, Montgomery, and a master’s degree in biostatistics from the University of California, Berkeley. She holds a Doctorate of Public Health from the University of Pittsburgh, concentrating in health services administration and planning. Our Board believes that Dr. Maryland is qualified to serve as a director based on, among other things, her experience in healthcare administration particularly with respect to her past leadership experiences.

Devin O'Reilly has served as a director of Surgery Partners since August 2017, including as Chairman from August 2017 to January 2020. Mr. O'Reilly joined Bain Capital Private Equity, LP ("Bain Capital Private Equity") in 2005 and currently serves as a Partner. Prior to joining Bain Capital Private Equity, Mr. O'Reilly was a consultant at Bain & Company where he consulted for private equity and healthcare industries. Mr. O'Reilly has served as a director of Aveanna Healthcare since 2017, Zelis since 2019, PartsSource since 2021, and athenahealth and LeanTaaS since 2022. He previously served as a director of several Bain Capital portfolio companies including Bio Products Laboratory, Grupo Notre Dame Intermedica, and US Renal Care among others. Mr. O'Reilly holds a B.A. from Princeton University and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. O’Reilly is qualified to serve as a director based on, among other things, his experience as an investor in other healthcare companies.

Brent Turner has served as a director of Surgery Partners since December 2015. Mr. Turner was the Chief Executive Officer and a member of the Board of Directors of Summit BHC, a leading inpatient behavioral healthcare company from September 2020 until

December 2024. Mr. Turner previously served as the President of Acadia Healthcare Company Inc. from April 2012 until March 2019. Mr. Turner joined Acadia in February 2011 as a Co-President. Prior to joining Acadia, Mr. Turner served as the Executive Vice President, Finance and Administration of Psychiatric Solutions, Inc. from August 2005 to November 2010 and prior to that, as the Vice President, Treasurer and Investor Relations and as a Division President. Mr. Turner served on the Board of Trustees of the National Association of Behavioral Healthcare (NABH), and served as Chairman in 2018 and 2009. Mr. Turner previously served on the Board of Directors of LHC Group, Inc. from August 2014 until February 2023 when the company was acquired by UnitedHealth Group. Mr. Turner holds a B.A. in Economics from Vanderbilt University and an M.B.A. from the Vanderbilt Owen Graduate School of Management. Our Board believes that Mr. Turner is qualified to serve as a director based on, among other things, his experience as an executive in the healthcare industry, his service as a board member of other publicly traded companies and his financial knowledge.

Laura L. Forese, M.D. has served as a director of Surgery Partners since January 2025. Dr. Forese's career in healthcare administration spans over 40 years, most recently serving as an executive vice president and chief operating officer for New York-Presbyterian, one of the nation's most comprehensive, integrated academic healthcare systems, which includes 10 hospital campuses, approximately 200 primary and specialty care clinics and medical groups, and more than 45,000 employees and affiliated physicians. Prior to that, Dr. Forese held other executive and management positions within the New York-Presbyterian organization, focusing on patient safety, efficiency, and transformation. Under Dr. Forese's leadership, the New York-Presbyterian Medical Groups was established to expand the organization's regional footprint and standardize financial, operational, and clinical practices to ensure that patients received the same exceptional standard of care throughout the healthcare system. Active in multiple healthcare and civic organizations, Dr. Forese is chair emerita of the NIH Clinical Research Hospital board and trustee emerita of Princeton University. Currently, she serves as a board director of the Shubert Organization, a trustee of the Mother Cabrini Health Foundation, and a director of Nereid Therapeutics and Veuu Inc. From 2015 to 2021, Dr. Forese was a director of Cantel Medical Corp until it was acquired by another public healthcare company. Dr. Forese is an orthopedic surgeon. She obtained her medical degree from Columbia University College of Physicians & Surgeons and a master’s degree in health services management from the Columbia University School of Public Health. Dr. Forese received a bachelor’s degree in civil engineering and operations research from Princeton University, where she graduated summa cum laude and Phi Beta Kappa. Our Board believes that Dr. Forese is qualified to serve as a director based on, among other things, her experience and skills gained from being physician as well as her experience serving as an executive in the healthcare industry.

Class III Directors. The following directors have terms ending in 2027:

Clifford G. Adlerz has served as a director of Surgery Partners since October 2017. Mr. Adlerz previously served as a Consultant to Surgery Partners from February 2018 until May 2019 and Interim Chief Executive Officer of Surgery Partners from September 2017 until January 2018. Before his time at Surgery Partners, Mr. Adlerz held several management roles at Symbion, Inc., a large multi-specialty provider of ambulatory surgery centers and hospitals, including as President from May 2002 until Symbion was acquired by Surgery Partners in November 2014. Prior to joining Symbion, Mr. Adlerz served as Division Vice President of HCA, a healthcare facilities operator, as well as Regional Vice President of Midsouth HealthTrust. Mr. Adlerz currently serves on the Board of Directors of US HealthConnect. Mr. Adlerz previously served on the Board of Directors of Ovation Fertility. Mr. Adlerz previously served as a director for the National Ambulatory Surgery Center Association and was part of the leadership group for ASC Quality Collaboration. Mr. Adlerz holds a B.A. in Business and an M.B.A. from the University of Florida. Our Board believes that Mr. Adlerz is qualified to serve as a director based on, among other things, his experience with the Company and its predecessor as well as in the healthcare industry generally and his general business and financial acumen.

J. Eric Evans has served as a director of Surgery Partners since January 2020. Mr. Evans is currently Chief Executive Officer of Surgery Partners, a role he has held since January 2020, and previously served as Executive Vice President and Chief Operating Officer of Surgery Partners from April 2019 until January 2020. Prior to joining Surgery Partners, Mr. Evans served as President of Hospital Operations of Tenet Healthcare Corporation from March of 2016 through 2018 as Chief Executive Officer of Tenet Healthcare Corporation’s former Texas region from April 2015 to March 2016, and as Market Chief Executive Officer of The Hospitals of Providence in El Paso from September 2012 to April 2015. Mr. Evans has served as a director of QuVa Pharma since March 2022 and of Teledoc Health since September 2023. Mr. Evans holds a bachelor’s degree in industrial management from Purdue University and an M.B.A. from Harvard Business School. Our Board believes that Mr. Evans is qualified to serve as a director based on his service as our Chief Executive Officer and his prior experience serving as an executive in the healthcare industry.

Blair E. Hendrix has served as a director of Surgery Partners since May 2021. Mr. Hendrix joined Bain Capital Private Equity in 2000 and served as a Partner until 2024. He currently serves as a Senior Advisor to the firm. Prior to joining Bain Capital, Mr. Hendrix was Executive Vice President and Chief Operating Officer of DigiTrace Care Services, Inc. (now SleepMed), a national healthcare services company he co-founded. Earlier in his career, Mr. Hendrix was employed by Corporate Decisions, Inc. (now Oliver Wyman Consulting), a management consulting firm with a focus in healthcare. He has served on numerous corporate boards within Bain Capital and currently serves as a director of US Renal Care (since 2019) and Merchants Fleet (since 2024). Mr. Hendrix received an A.B. from Brown University. Our Board believes that Mr. Hendrix is qualified to serve as a director based on, among other things, his business and finance experience within the healthcare industry.

Andrew T. Kaplan has served as a director of Surgery Partners since August 2018. Mr. Kaplan joined Bain Capital Private Equity in 2009 and is a Partner. Prior to joining Bain Capital Private Equity, Mr. Kaplan was an investment banker with Goldman Sachs. He also co-founded EngagedHealth, LLC, a post-hospitalization service for chronically ill, low income patients aiming to improve outcomes, reduce readmissions, and save costs. Mr. Kaplan has served on the Board of Directors for QuVa Pharma since 2015, US Renal Care since 2019 and InnovaCare Health since 2021. He previously served as a director of Beacon Health Options from 2018 to 2020. Mr. Kaplan holds a B.S. in Economics from The Wharton School at the University of Pennsylvania and an M.B.A from Harvard Business School. Our Board believes that Mr. Kaplan is qualified to serve as a director based on, among other things, his experience in co-founding a healthcare company and his general financial experience.

CORPORATE GOVERNANCE

Our Board currently consists of 11 directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The division of the three classes and their respective election dates are as follows:

•the Class I directors' term will expire at the annual meeting of stockholders to be held in 2028;

•the Class II directors' term will expire at the annual meeting of stockholders to be held in 2026; and

•the Class III directors' term will expire at the annual meeting of stockholders to be held in 2027;

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our charter provides that directors will be elected at the annual meeting of the stockholders and each director elected will hold office until his or her successor is elected and qualified. The size of the Board is determined exclusively by a majority of the directors then in office and vacancies and newly created directorships on the Board are filled exclusively by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, except in each case, that any vacancy created by the removal of a director by the stockholders for cause shall only be filled, in addition to any other vote otherwise required by law, by vote of a majority of the then outstanding capital stock entitled to vote generally on the election of directors.
Director Independence
The Board has reviewed the independence of our directors based on the corporate governance standards of Nasdaq. Based on this review, the Board determined that each of Drs. DeLuca, Maryland and Forese and Messrs. Deane, O'Reilly, Turner, Adlerz, Hendrix and Kaplan is independent within the meaning of the corporate governance standards of Nasdaq. In making this determination, our Board considered the relationships that each of these non-employee directors has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock held by each non-employee director. As a result, we currently comply with the Nasdaq corporate governance requirements. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.
Board Leadership Structure
Our bylaws provide maximum flexibility to the Board in choosing a Chairman of the Board and a Chief Executive Officer. The bylaws provide that such offices may be held by different people or the same person, as determined by the Board. This flexibility allows the Board to determine whether it is in the best interest of the Company and our stockholders to combine the roles of Chief Executive Officer and Chairman of the Board in the same person. The roles of Chief Executive Officer and Chairman of the Board are currently separate. Mr. DeVeydt, our former Chief Executive Officer, was appointed by the Board to serve as Executive Chairman of the Board in January 2020. The Board determined that Mr. DeVeydt’s experience as our former Chief Executive Officer gives him a unique and relevant perspective to serve as our Executive Chairman.
Selection of New Directors
The Board is responsible for nominating members for election by the stockholders with direct input from the Chief Executive Officer. It is the opinion of the Board that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company's stakeholders. The Board believes that each director should possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company's business. In addition, it believes that there are certain attributes that every director should possess, as reflected in its membership criteria. Accordingly, the Board considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company's current and future needs. Among other things, the Board has determined that it is important to have directors with the following skills and experiences: leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others; knowledge of the Company's industry, particularly physician and patient relations, which is relevant to understanding the Company's business and strategy; operations experience, as it gives directors a practical understanding of developing, implementing and assessing the Company's business strategy and operating plan; risk management experience, which is relevant to oversight of the risks facing the Company's business; financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating the Company's capital structure, financial statements and reporting requirements; and strategic planning experience, which is relevant to the Board's review of the Company's strategies and monitoring their implementation and results.

The Board also requires that each director be able to dedicate sufficient time to ensure the diligent performance of his or her duties on the Company's behalf, including attending all Board and applicable committee meetings. In general, the Board does not have a policy limiting the number of other public company boards of directors upon which a director may sit. However, the Board will consider the number of other boards of directors (or comparable governing bodies), particularly with respect to public companies, on which a prospective nominee is a member. Although the Board does not impose a limit on outside directorships, it does recognize the substantial time commitments attendant to membership on the Board and expects that directors devote all such time as is necessary to fulfill their accompanying responsibilities, both in terms of preparation for, and attendance and participation at, meetings.
Board Meeting Attendance
Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. During 2024, there were 13 meetings of our Board. No current director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2024. All directors who served on the Board at the time of the 2024 annual meeting of stockholders attended the meeting.
Board’s Role in Risk Oversight
Our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board, primarily through its Audit Committee, oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.
Committees of the Board
We have an Audit Committee, a Compensation, Culture and People Committee (“Compensation Committee”), a Nominating and Corporate Governance Committee (“Governance Committee”) and a Compliance and Ethics Committee with the composition and responsibilities described below. Each committee operates under a charter that is approved by our Board. The members of each committee are appointed by the Board and serve until their successor is elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.
Audit Committee
We have a separately standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The purpose of the Audit Committee is set forth in the Audit Committee charter. The Audit Committee's primary duties and responsibilities are to:

•Appoint or replace, compensate and oversee the Company's independent auditor;

•Assist the Board with its oversight of the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications, independence and audits, and the performance of the Company's internal audit function and the independent auditor; and

•Prepare the report for inclusion in the Company's annual Proxy Statement as required by the rules of the SEC.

The Audit Committee is responsible for the appointment, compensation, retention, oversight and replacement, if necessary, of the Company's independent auditor. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor. The Audit Committee reviews and discusses with management and the independent auditor the Company's annual audited and quarterly unaudited financial statements and the disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual and quarterly reports filed with the SEC, including disclosures of critical accounting policies therein. The Audit Committee also reviews and approves all related party transactions in accordance with Company policy and reviews matters related to the Company's related party transaction policy and the Company's system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management, including cybersecurity risks.

The Audit Committee currently consists of Brent Turner (chair), Teresa DeLuca, M.D. and John A. Deane. Mr. Turner is both an independent director and an "audit committee financial expert" within the meaning of Item 407 of Regulation S-K, and serves as chair of the Audit Committee. In addition, Dr. DeLuca and Mr. Deane are also independent directors within the meaning of Item 407 of Regulation S-K. The Audit Committee met six times in 2024. A copy of the Audit Committee charter, which satisfies the applicable standards of the SEC and Nasdaq, is available on the "Investors - Governance" page of our website at www.surgerypartners.com.

Compensation, Culture and People Committee
The purpose of the Compensation Committee is to assist the Board in fulfilling its responsibilities relating to oversight of the compensation of our directors, executive officers and other employees and the administration of our benefits and equity-based compensation programs. Our Board has adopted a written charter under which the Compensation Committee operates, which satisfies the applicable standards of the SEC and Nasdaq. A copy of the Compensation Committee charter is available on the "Investors - Governance" page of our website at www.surgerypartners.com. The Compensation Committee annually reviews and assesses the adequacy of its charter.

The Compensation Committee's primary duties and responsibilities are to:

•Review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO") and the officers of the Company who report directly to the CEO and all “officers” as defined in Section 16 of the Exchange Act (collectively, the "Senior Officers"), evaluate the performance of the CEO and other Senior Officers in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed by the Board), determine and approve, or recommend to the Board for approval, the compensation levels for the CEO and other Senior Officers based on this evaluation, with the deliberations and voting on the CEO's compensation to be conducted without the CEO present;

•Make recommendations to the Board about the compensation of non-employee directors;

•Review and administer the Company's equity-based compensation plans, management incentive compensation plans and deferred compensation plans for the Senior Officers and make recommendations to the Board about amendments to such plans and the adoption of any new compensation plans for the Senior Officers;

•Recommend to the Board any ownership guidelines for the Senior Officers, other executives and non-employee directors, and periodically assess these guidelines and recommend revisions as appropriate;

•Review and establish the Company's overall management compensation and benefits philosophy and policies;

•Review and discuss the “Compensation Discussion and Analysis” required to be included in the Company’s proxy statement and annual report on Form 10-K by the rules and regulations of the SEC with management, and produce a compensation committee report on executive compensation for inclusion in the Company’s annual proxy statement in accordance with the SEC proxy and disclosure rules;

•Review and recommend to the Board for approval the frequency with which the Company will conduct say-on-pay votes, taking into account the results of the most recent stockholder advisory vote on frequency of say-on-pay votes required by Section 14A of the Exchange Act;

•Review and approve all Senior Officer employment contracts and other compensatory, severance and change-in-control arrangements for current and former Senior Officers;

•Establish and review periodically policies and procedures with respect to perquisites;

•Review the Company's incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practices and compensation, and evaluate compensation policies and practices that could mitigate any such risk;

•Review the Company’s human capital management strategies and matters related to talent attraction, development and retention, culture, inclusion and diversity;

•Review and assess the adequacy of the committee's charter and submit any changes to the Board for approval on an annual basis;

•Maintain minutes of the committee's meetings and report its actions and any recommendations to the Board on a periodic basis; and

•Annually perform, or participate in, an evaluation of the performance of the committee against the requirements of this Compensation Committee charter, the results of which shall be presented to the Board.

The Compensation Committee currently consists of Brent Turner, John A. Deane, Devin O'Reilly (chair) and Andrew T. Kaplan, each of whom the Board has determined is independent under SEC and Nasdaq rules. The Compensation Committee met six times during 2024.
Nominating and Corporate Governance Committee
The purpose of the Governance Committee is to (i) identify and recommend individuals qualified to serve as directors of the Company, (ii) review the composition of the Board, (iii) review performance of Board members, (iv) review senior management succession plans, (v) assist the Board in the oversight of environmental, social and governance (“ESG”) matters, (vi) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies, and (vii) carry out such other responsibilities delegated by the Board relating to the Company’s director nominations process and procedures and governance matters. Our Board has adopted a written charter under which the Governance Committee operates. A copy of the Governance Committee charter is available on the "Investors - Governance" page of our website at www.surgerypartners.com. The Nominating and Corporate Governance Committee periodically reviews and assesses the adequacy of its charter.

The Governance Committee currently consists of Patricia A. Maryland, Dr.PH, Devin O'Reilly and Blair E. Hendrix (chair), each of whom the Board has determined is independent under SEC and Nasdaq rules. The Governance Committee met two times during 2024.
Compliance and Ethics Committee
The purpose of the Compliance and Ethics Committee is to assist the Board in discharging its responsibilities relating to our compliance with laws, regulations, internal procedures and industry standards that may cause significant business, regulatory, or reputational damage to us, as well as legal and business trends and public policy issues. The Compliance and Ethics Committee, among other things, oversees the activities of, and receives regular reports from, our Chief Compliance Officer, and reports to the Board on the effectiveness of the Company’s compliance, ethics and quality programs. Our Board has adopted a written charter under which the Compliance and Ethics Committee operates. A copy of the Compliance and Ethics Committee charter is available on the "Investors - Governance" page of our website at www.surgerypartners.com. The Compliance and Ethics Committee periodically reviews and assesses the adequacy of its charter.

The Compliance and Ethics Committee currently consists of Teresa DeLuca, M.D. (chair), Clifford G. Adlerz, Laura L. Forese, M.D. and Patricia A. Maryland, Dr.PH. The Compliance and Ethics Committee met four times during 2024.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has at any time during the past year been an officer or employee of ours or any of our subsidiaries. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee. Our CEO has participated in discussions related to compensation of certain of our executive officers, but has not participated in any discussions regarding his own compensation. We have also retained a compensation consultant since our initial public offering to review the compensation of executive officers at peer group companies and assist in benchmarking appropriate compensation of our executive officers on a forward-looking basis.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy expressly prohibits our employees, officers or directors from engaging in transactions that involve the purchase of financial instruments, including prepaid variable forward contracts, instruments for the short sale or purchase or sale of call or put options, equity swaps, collars, or units of exchangeable funds, that are designed to or that may reasonably be expected to have the effect of hedging or offsetting a decrease in the market value of any securities of the Company. In addition, all of our employees, officers and directors are subject to the Company's Code of Conduct, which includes conflicts of interest provisions broadly prohibiting actions or activities that involve obtaining improper personal gain or advantage, or adversely affecting the interests of the Company.

Stock Ownership Guidelines

The Compensation Committee adopted share ownership and retention guidelines applicable to the Company’s named executive officers and non-employee directors. Please refer to "Compensation Discussion and Analysis -- Compensation Policies and Practices" for more information.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, the Board is asking stockholders to approve a non-binding, advisory resolution on the compensation of the Company's executive officers who are named in the Summary Compensation Table appearing in this Proxy Statement (our "named executive officers" or "NEOs"). The compensation of our named executive officers is described in the "Compensation Discussion and Analysis" and "Executive Compensation" sections of this Proxy Statement.

The compensation program for our named executive officers is designed to attract and retain highly qualified individuals and to motivate and reward them for performance that benefits Surgery Partners and its stockholders. The Compensation Committee and the Board believe that the policies and procedures detailed in "Compensation Discussion and Analysis" achieve these goals.

This advisory resolution, commonly referred to as a "Say-On-Pay" resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee value the views of the Company's stockholders and will review and consider the voting results when (i) evaluating the effectiveness of the Company's compensation policies and practices and (ii) making future compensation decisions for our named executive officers.

We are requesting your vote on the following resolution:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the "Compensation Discussion and Analysis" and "Executive Compensation" sections and the other related tables and disclosure."

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

EXECUTIVE OFFICERS

Name	Age	Position
Wayne S. DeVeydt	55	Executive Chairman and Class I Director
J. Eric Evans	47	Chief Executive Officer and Class III Director
David T. Doherty	52	Executive Vice President and Chief Financial Officer
Jennifer B. Baldock	54	Executive Vice President, Chief Administrative and Development Officer
Marissa A. Brittenham	40	Executive Vice President and Chief Strategy Officer
Danielle Burkhalter	40	Executive Vice President, Chief Human Resources Officer
Harrison R. Bane	38	President, National Group
W. Trent Webb	45	President, American Group
Wayne S. DeVeydt has served as Executive Chairman of Surgery Partners since January 2020 and director of Surgery Partners since January 2018. Mr. DeVeydt’s biography is included elsewhere in this Proxy Statement under the heading "Proposal No. 1:
Election of Directors - Class I Director Nominees for Election."

J. Eric Evans has served as Chief Executive Officer and director of Surgery Partners since January 2020. Mr. Evans’ biography is included elsewhere in this Proxy Statement under the heading "Proposal No. 1: Election of Directors - Directors Continuing in Office."

David T. Doherty has served as our Executive Vice President and Chief Financial Officer since February 1, 2022. Previously, Mr. Doherty was our Senior Vice President of Corporate Finance and Controller. Prior to joining Surgery Partners in 2018, Mr. Doherty held various senior financial management roles at Aetna Inc., including leading Aetna’s internal audit organization, planning and risk management, and serving as Aetna’s assistant controller. Mr. Doherty earned his CPA while working at Arthur Andersen, LLP. Mr. Doherty holds a bachelor's degree in Accounting from the University of Connecticut.

Jennifer B. Baldock has served as our Executive Vice President and Chief Administrative and Development Officer since February 2020. Previously, Ms. Baldock served as our Executive Vice President and Chief Legal Officer from May 2018 to February 2020 and, prior to that, Ms. Baldock served in various senior management roles for both Surgery Partners, Inc. and Symbion, Inc. prior to our acquisition of Symbion in November 2014. Prior to joining Symbion in 2010, she served as Assistant General Counsel for both Ambulatory Services of America and Renal Care Group. Prior to that, Ms. Baldock practiced law with Waller Lansden Dortch and Davis in Nashville, Tennessee, concentrating in corporate law with an emphasis on healthcare mergers and acquisitions. She is also a Certified Public Accountant (inactive). Ms. Baldock holds a B.A. in Economics and Accounting from Lipscomb University and a J.D. from the University of Alabama.

Marissa A. Brittenham has served as our Executive Vice President and Chief Strategy Officer since January 2022. Previously, Ms. Brittenham led Growth at Cityblock Health and Medicaid Partnerships at Evolent Health (NYSE: EVH) and was an Associate Partner at McKinsey & Company. She received a bachelor’s degree in Ethics, Politics and Economics from Yale University and earned her JD/ MBA from University of Pennsylvania Carey Law School and the Wharton School.

Danielle Burkhalter has served as Chief Human Resources Officer since February 2023 and became an Executive Vice President in March 2024. Prior to this role, Ms. Burkhalter was our Vice President of Talent leading talent initiatives across the Company. Prior to joining Surgery Partners in 2018, Ms. Burkhalter held various Human Resources roles at UnityPoint Health, one of the nation’s most integrated health systems with numerous clinics, hospitals and home care areas of service in metropolitan and rural communities throughout Iowa, Illinois, and Wisconsin. Ms. Burkhalter graduated from Simpson College and earned her master’s from The University of Alabama.

Harrison R. Bane has served as our National Group President since September 2024. Prior to this role, Mr. Bane was our American Group President since September 2022. Prior to joining Surgery Partners, from September 2020 to August 2022, Mr. Bane served as president for Steward Health Care’s North Region, encompassing 14 acute care hospitals, a large multispecialty physician group, and an ACO with nearly 500,000 lives. From February 2018 to August 2020, he served as president of a Steward Health Care hospital. From July 2016 to January 2018, he led the system wide integration of value-based care at fourteen skilled nursing facilities, three adult day health centers and two assisted living facilities for a private, for-profit system. Mr. Bane is a graduate of Middlebury College and earned his master’s from the Tuck School of Business and Geisel School of Medicine at Dartmouth.

W. Trent Webb has served as our American Group President since September 2024. Over his 15-year career with the Company, Mr. Webb has served in various roles in both the Operations and Finance departments, most recently as the Senior Vice President, Operations for the Central Region. Prior to joining Surgery Partners, Mr. Webb spent seven years in the Nashville office of Ernst & Young, LLP primarily focused on acute care healthcare clients. Mr. Webb earned both his bachelor’s degree in business administration and his Masters in Accounting from the University of Tennessee.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis ("CD&A") is designed to provide an overview of our compensation philosophy and objectives, our compensation programs, and our decision making processes as they relate to our named executive officers for the year ended December 31, 2024.

This discussion is intended to, among other things, help our stockholders understand the information provided in the compensation tables included in this Proxy Statement, and to put that information in the context of our overall compensation program for our NEOs.

Pursuant to SEC rules, our NEOs for 2024 were:

Named Executive Officer	Title
J. Eric Evans	Chief Executive Officer
David T. Doherty	Executive Vice President and Chief Financial Officer
Jennifer B. Baldock	Executive Vice President, Chief Administrative and Development Officer
Harrison R. Bane	President, National Group
Marissa A. Brittenham	Executive Vice President and Chief Strategy Officer
Bradley R. Owens (1)	Former President, National Group
Anthony W. Taparo (2)	Former Chief Growth Officer
_______
(1)Mr. Owens resigned as our President, National Group effective August 31, 2024.
(2)Mr. Taparo resigned as our Chief Growth Officer effective December 31, 2024.
Overview of 2024 Company Performance
The following summary of the Company's performance is intended to provide additional context for the compensation of the NEOs in 2024. We ended 2024 and entered 2025 with strong momentum and continued confidence in the Company's long-term growth potential. Our NEOs were instrumental in helping us drive Company performance results in 2024, and in assessing our competitive position and shaping a plan that will best position us for continued growth in 2025 and beyond.

We present below key business highlights to assist our stockholders in understanding the compensation decisions made with respect to our NEOs that relate to 2024 performance. Key performance highlights from 2024 include:

•Revenues increased 13.5% over 2023 to $3.11 billion.

•Days adjusted same-facility revenues increased 8.0% from 2023.

•Net loss attributable to common stockholders of $168.1 million, resulting in a net loss per share of $1.33.

•Adjusted EBITDA increased 16.0% from 2023 to $508.2 million.

Overview of Our Executive Compensation Objectives and Pay-for-Performance Philosophy

Our executive compensation program reflects the Company’s commitment to pay-for-performance and to align the interests of the Company’s management with those of our stockholders. In addition, our executive compensation program is designed to encourage our executives to take actions that support the Company’s short-term financial goals while sustaining the incentive to achieve strong stockholder value creation over the long term.

Our long-term success is based on achieving key strategic, financial and operational goals each year. To drive achievement of and align focus with these goals, our executive compensation program is designed to:

•Attract, retain and motivate talented executives with significant industry knowledge and the experience and leadership capability necessary for our corporate success.

•Align the interests of our NEOs with those of our stockholders by delivering a substantial portion of each officer's compensation through incentives that drive long-term enterprise value.

•Provide a strong link between pay and performance by weighting total direct compensation toward performance-based incentive compensation that promotes achievement of short-term performance with annual cash incentive awards and supports long-term business objectives with performance-based equity grants.

Compensation Policies and Practices

We maintain the following compensation policies and practices that reflect our pay-for-performance philosophy and support long-term stockholder value:

•Well-Balanced Compensation Program. The structure of our executive compensation program includes a balanced mix of cash and equity compensation with a strong emphasis on performance-based and at-risk compensation.

•Capped Annual Incentive Award Opportunities. The value of our NEOs' incentive awards is determined by performance-based metrics that promote long-term stockholder value. Additionally, for 2024, although there is not a specific performance metric tied to clinical quality, the Compensation Committee used its discretionary authority to emphasize clinical quality in determining the level of award payout achieved by our NEOs.

•Performance-Based Long-Term Incentives. To align pay with performance, 60% of our long-term incentive awards for NEOs granted in 2024 were subject to vesting based on key financial performance objectives.

•Multi-Year Vesting Periods. To enhance retention and alignment with stockholders' interests, our long-term incentive awards are comprised of time-based and performance-based equity awards that vest over multiple years, including recent performance-based equity awards that cliff vest after three years.

•Independent Decision Makers. Members of our Compensation Committee are independent and the committee works closely with an independent compensation consultant to monitor trends and best practices.

•Competitive Compensation Practices. The competitiveness of our executive compensation program is determined by comparison to a group of peer companies that are comparable based on industry, revenue, market capitalization and other factors.

•Double-Trigger Change in Control Benefits. Options and restricted stock grants are subject to "double-trigger" vesting in connection with a change in control (i.e., awards that require a qualifying termination of employment in addition to a change in control in order to become fully vested).

•Limited Perquisites. We provide our NEOs with limited perquisites that are narrowly tailored to enhance our retention of talent over the long term.

•Share Ownership and Retention Guidelines. In order to demonstrate alignment of the interests of management and the directors with the stockholders of the Company, we have share ownership and retention guidelines applicable to the NEOs and non-employee directors.

•Clawback Policy. We adopted an Executive Compensation Recovery Policy regarding the recovery of erroneously awarded incentive-based compensation received by executive officers under certain circumstances which is administered by the Compensation Committee.

Compensation Framework and Process

Role of the Compensation Committee in Compensation Decisions

Our Compensation Committee oversees our total compensation philosophy, compensation programs, equity incentive programs and benefit plans, and is responsible for reviewing and approving, or recommending that the Board approve, as applicable, all components of our executive compensation program. Our Compensation Committee reviews and recommends the compensation of our Chief Executive Officer. After considering the assessment and recommendation of the Chief Executive Officer, our Compensation Committee determines and approves compensation decisions relating to our other NEOs.

Role of the Independent Compensation Consultant

For 2024, our Compensation Committee retained Frederic W. Cook & Co., Inc. ("FW Cook"), an independent compensation consulting firm, to provide advice on executive compensation matters, including the types, levels and the competitiveness of our programs. FW Cook reports directly to our Compensation Committee and interacts with management at the Compensation Committee's direction. Our Compensation Committee and its chairperson have regular opportunities to meet with FW Cook in executive sessions without management present. The Compensation Committee considered the independence of FW Cook in light of current SEC rules and Nasdaq listing standards and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

Role of our Chief Executive Officer

Our Chief Executive Officer annually reviews the performance of the other NEOs, after which the Chief Executive Officer presents his conclusions and recommendations to the Compensation Committee for approval. Our Compensation Committee has absolute discretion as to whether it approves the recommendations of the Chief Executive Officer or makes adjustments, as it deems appropriate. The Chief Executive Officer may also work with the Compensation Committee to gather and compile data needed for benchmarking purposes or for other analysis conducted by the Compensation Committee's independent consultants and advisors.

Benchmarking

Our Compensation Committee reviews competitive data for comparable executive positions in the market. External market data is used by the Compensation Committee as a point of reference in its executive pay decisions in conjunction with financial and individual performance data. The Compensation Committee reviews compensation information disclosed by a peer group of comparably sized companies with which we compete for business and executive talent and information derived from published survey data that compares the elements of each executive officer's target total direct compensation to the market information for executives with similar roles. FW Cook compiles this information for the Compensation Committee and size-adjusts the published survey data to reflect our size in relation to the survey participants to more accurately reflect the scope of responsibility for each NEO.

The Compensation Committee, in consultation with FW Cook, annually reviews and selects the peer companies, which generally consist of publicly-traded healthcare companies. The peer group companies selected for purposes of analyzing and determining the compensation of our executive officers, including our NEOs, were selected primarily based upon the following criteria: (i) similar business operations/industry/competitors for investor capital, (ii) comparable sales, market capitalization and profitability levels, and (iii) competitors for executive talent.

The Compensation Committee worked with FW Cook to evaluate our peer group and selected the following companies as our peer group for 2024 primarily because they are similar healthcare companies with revenues between approximately 1/3 and three times our pro-forma sales estimate of $3 billion:

Acadia Healthcare Company, Inc.	Encompass Health Corporation	Premier, Inc.
Amedisys, Inc.	The Ensign Group, Inc.	RadNet, Inc.
AMN Healthcare Services, Inc.	ModivCare Inc.	Select Medical Holdings Corp
Brookdale Senior Living Inc.	Option Care Health, Inc.
Chemed Corporation	Pediatrix Medical Group, Inc.

Elements of Named Executive Officer Compensation
The following is a discussion of the primary elements of compensation for each of our NEOs for 2024, which consisted of the following:

Element	Description	Primary Objectives
Base Salary	● Fixed cash payments paid over the fiscal year	● Attract and retain key talent ● Provide competitive compensation ● Recognize experience and performance
Short-Term Incentives	● Performance-based annual cash and equity incentives	● Promote and reward achievement of the Company's annual financial and strategic objectives
Long-Term Incentives	● Restricted stock ● Performance restricted stock units	● Retain and motivate senior management over a multi-year vesting period ● Tie value earned to achievement of the Company's long-term goals
Retirement and Welfare Benefits	● 401(k) Plan ● Supplemental executive retirement plan ● Medical, dental, vision, life insurance and disability insurance	● Provide tax-efficient retirement savings ● Provide tax-efficient opportunity to supplement retirement savings ● Provide competitive health and welfare benefits
Perquisites	● Cell phone allowance	● Provide competitive ancillary benefits
Severance Benefits	● Cash and non-cash payments and benefits upon an involuntary termination of employment	● Provide protection in the event of an involuntary termination of employment
The Compensation Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or "at risk" compensation, such as short-term cash and equity incentives. However, our Compensation Committee places a significant portion of total direct compensation for the NEOs at risk. At risk compensation under the Company’s annual cash incentives plan (the "Cash Incentive Plan") incentivizes our NEOs to reach or exceed desired financial operating goals. Moreover, at risk equity compensation under the Company's 2015 Omnibus Incentive Plan, as amended and restated effective January 1, 2020, as amended (the "2015 Incentive Plan"), incentivizes our NEOs because the full benefit of equity-based compensation cannot be realized unless our NEOs are able to grow the value of our stock over multiple years.

Base Salary

It is a part of the Company's compensation philosophy that employees be paid a base salary that is competitive with the salaries paid by comparable companies based on each employee's experience, performance and any other unique factors or qualifications. Generally, the Company has chosen to position cash compensation in a range around market median levels in order to remain competitive in attracting and retaining executive talent. FW Cook provides the Compensation Committee with benchmarking data, and our NEOs are provided with a base salary within the market benchmarked range based on their unique situation. Actual base salaries paid vary within a range based on performance over time. Our Compensation Committee reviews the base salaries of our NEOs on an annual basis, and takes into consideration the following factors when determining whether such amounts should be adjusted:

•the executive's performance;

•the performance of the Company;

•the impact of the executive's performance on the individual businesses or corporate functions for which the executive is responsible;

•the nature and importance of the executive's position and role within the Company;

•the scope of the executive's responsibility;

•the market data provided by the independent compensation consultant; and

•the current compensation package in place for the executive, including the executive's current annual salary and potential bonus awards under the Company's bonus plan.

The annual base salaries for applicable NEOs for 2023 and 2024 were as follows:

Named Executive Officer	2023 Base Salary	2024 Base Salary
J. Eric Evans	$1,050,000	$1,050,000
David T. Doherty	580,000	650,000
Jennifer B. Baldock	580,000	600,000
Harrison R. Bane	500,000	565,000
Marissa A. Brittenham	475,000	500,000
Bradley R. Owens (1)	500,000	550,000
Anthony W. Taparo (2)	N/A	450,000
_______
(1)Mr. Owens resigned as our President, National Group effective August 31, 2024.
(2)Mr. Taparo resigned as our Chief Growth Officer effective December 31, 2024. Mr. Taparo was not a named executive officer in 2023. Therefore, in accordance with SEC rules, his compensation is only disclosed for the year ended December 31, 2024.
In February 2025, the Compensation Committee determined that the 2025 base salary for Mr. Evans would remain the same as 2024, and the 2025 base salaries for the other NEOs would be set at the following amounts: Mr. Doherty - $670,000, Ms. Baldock - $618,000, Mr. Bane - $600,000 and Ms. Brittenham - $515,000. The Compensation Committee believes that the base salary for each NEO is competitive and reasonable compared to the peer group and survey benchmark data.

Short-Term Incentive Awards

The Company maintains the Cash Incentive Plan under which our Compensation Committee determines annual cash incentives for the Company's key employees, including our NEOs, based on achievement of pre-established annual financial goals. We provide an annual award opportunity under the Cash Incentive Plan in order to tie a significant part of the overall compensation of each of our executive officers to short-term corporate goals and objectives. Payments under the Cash Incentive Plan can be paid in cash or in common stock issued under the 2015 Incentive Plan.

2024 Awards

The target bonus opportunity for each of our NEOs is based on a percentage of base salary, is established based on each NEO's respective level of management responsibility and is based on the achievement of certain established goals. For 2024, the target bonus opportunity as a percentage of base salary for each of our NEOs was as follows: Mr. Evans - 120%, Mr. Doherty - 100%, Ms. Baldock - 100%, Mr. Bane - 70%, Ms. Brittenham - 70%, Mr. Owens 70% and Mr. Taparo - 70%.

For 2024, the Compensation Committee determined that the primary financial metrics to be measured for purposes of determining the annual cash awards payable to our NEOs would be as follows: 70% of the award would be based on Adjusted EBITDA, 15% of the award would be based on the Company's Net Revenue and 15% of the award would be based on the Company's Free Cash Flow, as well as other metrics applicable to certain NEOs described below. In February 2024, the Compensation Committee established 2024 Adjusted EBITDA, Net Revenue and Free Cash Flow performance levels. Performance levels were set relative to the prior fiscal year's actual results and current fiscal year projections and are subject to adjustment based on in year acquisitions and divestitures. The threshold performance level is the minimum performance level required for a payout under the Cash Incentive Plan, and the maximum performance level is the maximum payout. Performance targets are set with the intent that achievement will enhance stockholder value.

2024 Cash Incentive Plan Performance Goals (in millions)	Threshold	Target	Maximum
Adjusted EBITDA	$484.5	$510.0	$530.4
Net Revenue	$2,909.9	$3,063.0	$3,185.5
Free Cash Flow	$142.5	$150.0	$156.0
Payout	25%	100%	200%
If the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow for the year ended December 31, 2024 was equal to or greater than the threshold for each metric, but less than the target range for each metric, then the percentage of the target award related to Adjusted EBITDA, Net Revenue and Free Cash Flow that may be earned will be determined using a straight line interpolation between 25% and 100% of the target award for each metric. Additionally, up to 200% of the target award related to Adjusted EBITDA, Net Revenue and Free Cash Flow can be earned depending on the extent to which the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow exceeds the target for each metric. If the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow was less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned.

Each of Mr. Evans', Mr. Doherty's, Ms. Baldock's, Ms. Brittenham's and Mr. Taparo's target bonus opportunity for 2024 is earned solely based on the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow performance goals. With respect to Mr. Bane's and Mr. Owens' target bonus opportunity for 2024, 50% is earned based on the Company’s Adjusted EBITDA, Net Revenue and Free Cash Flow performance as described above and 50% is earned based on the achievement of performance goals specific to the National and American Groups. Additionally, with respect to the 50% portion of the cash incentive award related to Mr. Bane's and Mr. Owens' performance-specific target as Group President, no cash incentive award may be earned if at least 25% of the target is not achieved.

For 2024, the Company's Adjusted EBITDA was $508.2 million, Net Revenue was $3.11 billion and Free Cash Flow was less than the threshold. After evaluating the Company's 2024 performance, the Compensation Committee determined that the varying levels of performance across the Company justified aggregate incentive payments below the targeted amounts. As a result, the NEOs earned the following incentive payments:

Named Executive Officer	2024 Cash Incentive Award Earned (1)
J. Eric Evans	$1,000,000
David T. Doherty	585,000
Jennifer B. Baldock	540,000
Harrison R. Bane	275,000
Marissa A. Brittenham	260,000
Bradley R. Owens (2)	269,500
Anthony W. Taparo	252,000
_______
(1)In lieu of making the full cash incentive payment earned by each NEO, the Compensation Committee determined that a portion of the payment to each NEO would be settled with time-based restricted stock awards issued through the 2015 Incentive Plan. The number of shared issued was based on the price of our common stock on the Nasdaq Stock Market as of the close of business on March 4, 2025. The time-based restricted stock awards will vest in full on the first anniversary of the grant date.
(2)Pursuant to his retirement agreement, Mr. Owens award for 2024 was prorated based on his resignation as our President, National Group effective August 31, 2024.
2025 Awards
In February 2025, the Compensation Committee established incentive award opportunities for 2025 for applicable NEOs under the Cash Incentive Plan. The Compensation Committee determined that 70% of the award would be based on the Company's Adjusted EBITDA, 15% of the award would be based on the Company's Net Revenue and 15% of the award would be based on the Company's Free Cash Flow, as well as other metrics applicable to certain NEOs described below.

The target amount that may be earned by each NEO for 2025 under the Cash Incentive Plan is set forth below:

Named Executive Officer	2025 Short-Term Incentive Award Target
J. Eric Evans	$1,260,000
David T. Doherty	670,000
Jennifer B. Baldock	618,000
Harrison R. Bane	420,000
Marissa A. Brittenham	361,000
If the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow for the year ending December 31, 2025 is equal to or greater than the threshold for each metric, but less than the target range for each metric, then the percentage of the target award related to Adjusted EBITDA, Net Revenue and Free Cash Flow that may be earned will be determined using a straight line interpolation between 25% and 100% of the target award for each metric. Additionally, up to 200% of the target award related to Adjusted EBITDA, Net Revenue and Free Cash Flow can be earned depending on the extent to which the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow exceeds the target for each metric. If the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow

is less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned.

Each of Mr. Evans', Mr. Doherty's, Ms. Baldock's and Ms. Brittenham's target bonus opportunity for 2025 is earned solely based on the Company's Adjusted EBITDA, Net Revenue and Free Cash Flow performance goals. As described above, if the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow is less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned.

With respect to Mr. Bane's target bonus opportunity for 2025, 50% is earned based on the Company’s Adjusted EBITDA, Net Revenue and Free Cash Flow performance as described above and 50% is earned based on the achievement of performance goals specific to the National Group over which Mr. Bane is President. As described above, if the Company's Adjusted EBITDA, Net Revenue or Free Cash Flow is less than the applicable threshold for such metric, then the portion of the cash incentive award related to such metric would not be earned. Additionally, with respect to the 50% portion of the cash incentive award related to Mr. Bane's performance-specific target as President of National Group, no cash incentive award may be earned if at least 25% of the target is not achieved.
Long-Term Incentive Awards
Our long-term equity incentive program is designed to reward our NEOs for Company performance, drive sustainable, long-term growth for our Company and our stockholders, and reinforce retention.
2024 Annual Awards
Each of our NEOs received equity grants in 2024 under the 2015 Incentive Plan. Except as otherwise described herein, the long-term incentive award opportunity for each of our NEOs for 2024 is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Threshold)
	$ value	# shares of common stock	$ value	# units of common stock
J. Eric Evans	1,760,000	56,446	2,640,000	84,669
David T. Doherty	800,000	25,657	1,200,000	38,486
Jennifer B. Baldock	600,000	19,243	900,000	28,864
Harrison R. Bane	320,000	10,262	480,000	15,394
Marissa A. Brittenham	240,000	7,697	360,000	11,545
Bradley R. Owens (1)	320,000	10,262	480,000	15,394
Anthony W. Taparo (2)	260,000	8,338	390,000	12,508
_______
(1)Mr. Owens resigned as our President, National Group effective August 31, 2024.
(2)Mr. Taparo resigned as our Chief Growth Officer effective December 31, 2024.
For our annual grants in 2024, the Compensation Committee generally determined that 40% of the grant date value to be delivered under the Company's long-term equity incentive program would consist of time-based restricted stock and the remaining 60% would consist of Performance Stock Units ("PSUs").

The time-based restricted stock awards vest in increments of one-third on each of the first, second and third anniversaries of the date of grant, generally subject to the executive's continued employment. The Compensation Committee believes that grants of time-based restricted stock foster employee share ownership, align the interests of our NEOs with those of our stockholders, and enhance retention by requiring continued employment over a period of years.

The PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock based on a one-time vesting on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period. This creates a three-year incentive and alignment period.

For the PSUs awarded during 2024, the Compensation Committee set the threshold performance level as Adjusted EBITDA of $649.1 million by December 31, 2026 (the “Performance Period End Date”). If Adjusted EBITDA on the Performance Period End Date is equal to or greater than $649.1 million, but less than $666.3 million, then 100% of the award may be earned. If Adjusted EBITDA on the Performance Period End Date is equal to or greater than $666.3 million, but less than $683.8 million, then 200% of the award may be earned. If Adjusted EBITDA is $683.8 million or more on the Performance Period End Date, then 300% of the award may be earned. The percentage of the award that is earned is subject to potential positive or negative modification by 10% based on the Company's Total Stockholder Return ("TSR") during the performance period. No shares are earned for performance below threshold. The number of shares earned by the NEOs pursuant to the PSUs awarded during 2024 will not be determinable until the Performance Period End Date.

Under and in accordance with the terms and dates specified in the retirement agreements for Mr. Owens and Mr. Taparo, vesting of the time-based restricted stock awards granted in 2024 was accelerated and the PSUs awarded during 2024 that may be earned under the award at the end of the performance period are prorated for the portion of the measurement period for which they were employed.

2024 Special Awards

In February 2024, the Compensation Committee granted additional special long-term equity-based incentive awards to Mr. Bane, Ms. Brittenham and Mr. Taparo as a further retention incentive based on their key roles in the Company. The special long-term incentive award opportunity consisted of a time-based restricted stock award of $45,000 for Mr. Bane (1,443 shares of common stock), $90,000 for Ms. Brittenham (2,886 shares of common stock) and $65,000 for Mr. Taparo (2,084 shares of common stock). The time-based restricted stock awards will vest in two equal installments on the first two anniversaries of the grant date, generally subject to continued employment. For Mr. Taparo, vesting of the time-based restricted stock awards was accelerated in accordance with and on the terms and dates specified in his retirement agreement.

In connection with his employment as our President, National Group effective September 1, 2024, Mr. Bane was granted (i) a time-based restricted stock award of $40,000 (1,251 shares of common stock), which will vest in one-third increments on each of the first three anniversaries of the date of grant, generally subject to Mr. Bane's continued employment, and (ii) a performance stock unit award of $60,000 (1,877 shares of common stock) that becomes earned and vested based on performance criteria specified in the applicable award agreement.

2025 Annual Awards

In February 2025, the Compensation Committee utilized long-term equity-based incentive awards to applicable NEOs consisting of (i) three-year time vesting restricted stock awards (40%) and (ii) PSUs subject to Company performance with a one-time vesting on the third anniversary of the grant date if the performance criterion is achieved during the three-year period (60%). The long-term incentive award opportunity for each of our NEOs for 2025 is shown in the table below:

Named Executive Officer	Time-based restricted stock		PSUs (at Threshold)
	$ value	# shares of common stock	$ value	# units of common stock
J. Eric Evans	2,000,000	84,033	3,000,000	126,050
David T. Doherty	800,000	33,613	1,200,000	50,420
Jennifer B. Baldock	600,000	25,210	900,000	37,815
Harrison R. Bane	410,000	17,226	615,000	25,840
Marissa A. Brittenham	240,000	10,084	360,000	15,126
As with the 2024 awards, the 2025 time-based restricted stock awards vest in one-third increments on each anniversary of the date of grant, generally subject to the executive’s continued employment. With respect to the 2025 PSUs, performance is determined with respect to the achievement of an Adjusted EBITDA goal by the third anniversary of the grant date. If the Company’s Adjusted EBITDA is equal to or greater than the threshold, then the percentage of the award that may be paid out to the NEOs is 100%, and up to 300%, subject to varying levels of performance in excess of the threshold and a potential positive or negative modification by 20% based on the Company's TSR during the performance period (in no event can the award exceed 300%). No shares are earned for performance below threshold. The shares that are earned will be subject to a one-time cliff vesting on the third anniversary of the grant date.

Retirement and Welfare Benefits and Perquisites

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental, vision, life and disability insurance. Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our NEOs.

In addition, the Company maintains a 401(k) plan in which eligible employees are permitted to participate. The Company’s 401(k) plan is a tax-qualified defined contribution retirement plan under which eligible employees may defer their eligible compensation, subject to the limits imposed by the Internal Revenue Code, and under which the Company may make discretionary matching contributions.

We also maintain the Symbion, Inc. Supplemental Executive Retirement Plan (the "SERP"), a nonqualified deferred compensation plan, for certain former management of Symbion, Inc., including Ms. Baldock. Under the SERP, participants may elect to defer up to 25% of annual base salary and up to 50% of bonus each year. Eligible employees who elect to defer are also entitled to an annual Company contribution under the SERP equal to 2% of base salary.

We also maintain the SP Management Services, Inc. Nonqualified Deferred Compensation Plan (the "NQDC"), in which eligible employees are permitted to participate. Under the NQDC, participants may elect to defer up to 50% of annual base salary and up to 90% of bonus each year. Under the NQDC the Company may also make discretionary matching contributions.

Severance Arrangements

The Company provides severance protection to each of our NEOs pursuant to employment agreements in the event that his or her employment is terminated by the Company without cause or he or she resigns for good reason. For a description of the severance protections provided to our NEOs please see "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

Use of Non-GAAP Financial Metrics in our Executive Compensation Program

We believe that presenting certain non-GAAP measures can be helpful to investors who may wish to use some or all of this information to analyze the Company’s performance, prospects, and valuation. The items excluded from these non-GAAP metrics are significant components in understanding and evaluating our financial performance. We believe such adjustments are appropriate, as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. We believe that the non-GAAP measures discussed below are appropriate for evaluating the performance of the Company for compensation-related purposes.

Adjusted EBITDA

For compensation purposes, “Adjusted EBITDA” is calculated as income before income taxes, adjusted for net income attributable to noncontrolling interests; depreciation and amortization; interest expense, net; equity-based compensation expense; transaction, integration and acquisition costs; net loss (gain) on disposals, consolidations and deconsolidations; litigation settlements and other litigation costs and other adjustments that are not related to the assessment of normal operating performance. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by our management to assess operating performance, make business decisions and allocate resources. The Committee may consider such other adjustments to the calculation of Adjusted EBITDA as it reasonably determines are appropriate in accordance with the discretion provided to the Committee under the Incentive Plan.

A reconciliation of Adjusted EBITDA to income before income taxes, the most directly comparable GAAP financial measure can be found in "Management’s Discussion and Analysis of Financial Condition and Results of Operations - Certain Non-GAAP Measures" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

For purposes of the calculation of 2025 Adjusted EBITDA, the Compensation Committee intends to make adjustments, in its reasonable discretion, that are appropriate to account for extraordinary corporate events. The accretive earnings resulting from any acquisitions completed during 2025 will result in an adjustment that increases the performance goal, as calculated by the Compensation Committee in its discretion. Additionally, the Compensation Committee may consider such other adjustments to the calculation of Adjusted EBITDA as it reasonably determines are appropriate in accordance with the discretion provided to the Compensation Committee under the 2025 Incentive Plan.

Risk Management and Compensation

Our Compensation Committee believes that the Company’s compensation policies and practices are an integral part of the Board’s risk management. Our Compensation Committee considers various features of our compensation policies and practices that discourage excessive or unnecessary risk taking, including but not limited to the following:

•Appropriate pay philosophy, peer group and other market comparability data and market positioning to align with and support business objectives;

•Effective balance in:

◦Cash and equity pay mix, including the use of restricted stock, PSUs and stock options, used to focus employees on mitigating downside risk while generating long-term gains;
◦Short- and longer-term performance focus;

◦Management and Board discretion to manage pay as it deems appropriate in light of Company and industry developments; and

•Compensation Committee oversight of our compensation policies and practices to determine whether they encourage excessive risk-taking and evaluate compensation policies and practices that could mitigate any such risk.

Our Compensation Committee believes that the Company's executive compensation program does not encourage inappropriate risk-taking and the level of risk associated with the Company's compensation programs is not reasonably likely to have a material adverse effect on the Company.

Equity Grant Practices

The Compensation Committee's typical practice is to grant equity awards to our officers during the first quarter of each year. We do not engage in the practice of timing grants with the release of non-public information. In 2024, we granted performance-based stock units and time-vesting restricted stock described herein but we did not grant stock options.

Stock Ownership Guidelines

The Compensation Committee believes that, in order to demonstrate alignment of the interests of management and the directors with the stockholders of the Company, NEO’s and non-employee directors should have and maintain a significant equity stake in the Company. As a result, we have adopted share ownership and retention guidelines applicable to the NEOs and non-employee directors, which require:

•The CEO to hold shares of Company common stock with a fair market value equal to five times their current base salary;

•Other named executive officers to hold shares of Company common stock with a fair market value equal to three times their current base salary; and

•Non-employee directors and the Executive Chairman of the Company to hold shares of Company common stock with a fair market value equal to five times their annual retainer.

The guidelines provide that all owned stock, restricted stock awards and vested performance stock unit awards count towards the ownership guidelines.

The Compensation Committee will monitor compliance with these guidelines on an annual basis. Until the minimum share ownership requirement applicable to an NEO or non-employee director is satisfied, and thereafter whenever the minimum share ownership requirement is not satisfied, such NEO or non-employee director must retain 50% of the net shares received by such person as a result of the exercise of stock options, payout of performance unit awards, or any other award under the 2015 Incentive Plan. As of March 31, 2025, all of the Company’s NEOs and non-employee directors (other than the directors associated with Bain Capital) met the minimum share ownership guidelines, except for Dr. Maryland, who became a member of our Board in February 2021 and Dr. Forese, who became a member of our Board in January 2025. The NEOs and non-employee directors (other than the directors associated with Bain Capital) must make good faith efforts to satisfy the minimum share ownership requirements described above; however, there is no specific time period in which an NEO or non-employee director must satisfy the minimum share ownership requirements.

Say-on-Pay Feedback from Stockholders

Each year, the Compensation Committee considers the results of the prior year's advisory vote as it reviews and determines the compensation packages of our NEOs. In 2024, we received support for our executive compensation program, as approximately 95% of total votes cast on the advisory vote on executive compensation voted to approve the proposal.

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with the Company's management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

                            Submitted by the Compensation Committee:
                            Devin O'Reilly, Chairman
                            Brent Turner
                            Andrew T. Kaplan
                            John A. Deane

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes information regarding the compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(8)(10)	Non-Equity Incentive Plan Compensation (11)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (12)	Total
J. Eric Evans Chief Executive Officer	2024	$1,050,000	$—	$5,100,000	$300,000	$(147)	$11,350	$6,461,203
	2023	1,050,000	—	4,400,000	1,000,000	—	7,600	6,457,600
	2022	1,050,000	—	4,645,000(9)	390,500(9)	—	7,325	6,092,825
David T. Doherty Executive Vice President and Chief Financial Officer	2024	636,539	—	2,360,000	225,000	—	10,350	3,231,889
	2023	567,500	200,000(5)	2,400,000	345,000	—	6,600	3,519,100
	2022	499,394	250,000(6)	1,000,000	274,238	—	6,907	2,030,539
Jennifer B. Baldock Executive Vice President, Chief Administrative and Development Officer	2024	596,154	—	1,840,000	200,000	25,986	22,950	2,685,090
	2023	571,346	—	1,950,000	519,050	29,999	18,300	3,088,695
	2022	508,461	—	800,000	525,940	(34,802)	15,725	1,815,324
Harrison R. Bane President, National Group	2024	545,000	—	1,095,000	125,000	—	11,350	1,776,350
	2023	500,000	100,000(5)	800,000	186,875	—	4,029	1,590,904
	2022	157,692	200,000(7)	2,000,000	70,805	—	269	2,428,766
Marissa A. Brittenham Executive Vice President and Chief Strategy Officer (1)	2024	495,192	—	840,000	110,000	—	10,850	1,456,042
	2023	470,192	—	1,000,000	200,000	—	7,100	1,677,292
Bradley R. Owens Former President, National Group (2)	2024	371,154	—	800,000	269,500	—	945,350	2,386,004
	2023	500,000	—	800,000	300,000	—	7,600	1,607,600
	2022	476,923	—	1,300,000	200,000	—	7,100	1,984,023
Anthony W. Taparo Former Chief Growth Officer (3)(4)	2024	450,000	—	715,000	252,000	122,263	784,850	2,324,113
_______
(1)Ms. Brittenham was not a named executive officer until 2023. Therefore, in accordance with SEC rules, her compensation is only disclosed for the years ended December 31, 2024 and 2023.
(2)Mr. Owens served as our President, National Group until August 31, 2024.
(3)Mr. Taparo was not a named executive officer until 2024. Therefore, in accordance with SEC rules, his compensation is only disclosed for the year ended December 31, 2024.
(4)Mr. Taparo served as our Chief Growth Officer until December 31, 2024.
(5)Reflects a transaction bonus paid to Mr. Doherty and Mr. Bane in acknowledgment of their efforts in connection with the successful completion of certain transactions in 2023.
(6)Reflects a transaction bonus paid to Mr. Doherty in acknowledgment of his efforts in connection with the successful completion of the Company’s public equity offering in November 2022.
(7)Reflects cash payments of $100,000 within 30 days following commencement of employment with the Company and $100,000 six months following commencement of employment with the Company, in each case in accordance with Mr. Bane’s employment agreement.
(8)Reflects the dollar amounts of the aggregate grant date fair value of stock and PSUs granted to our NEOs, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the time-based restricted stock awards was calculated using the closing price of our common stock on the grant date. The aggregate grant date fair value of the PSUs was determined based on the probable outcome of the applicable performance conditions associated with such award. The PSU awards were valued based on a grant date fair value of $31.18 per share (for awards granted in 2024), $32.86 per share (for awards granted in 2023), $54.03 per share (for awards granted in 2022), except that the PSU awards granted to Mr. Bane on September 1, 2024 had a grant date fair value of $31.95 per share, the PSU awards granted to Mr. Doherty on February 1, 2022 had a grant date fair value of $44.80 per share, and the PSU awards granted to Mr. Bane on September 1, 2022 had a grant date fair value of $26.06 per share.

Assuming that the maximum performance goals are attained for the PSUs granted in 2024, 2023 and 2022, the aggregate grant date fair value of the annual grants of PSUs would have been:

Name	2024 PSU Awards	2023 PSU Awards	2022 PSU Awards
J. Eric Evans	$8,712,000	$6,600,000	$6,000,000
David T. Doherty	3,960,000	2,100,000	1,200,000
Jennifer B. Baldock	2,970,000	1,800,000	1,200,000
Harrison R. Bane	1,782,000	1,200,000	3,000,000
Marissa A. Brittenham	1,188,000	750,000	N/A
Bradley R. Owens	1,584,000	1,200,000	1,200,000
Anthony W. Taparo	1,287,000	N/A	N/A

The underlying valuation assumptions for PSUs are further disclosed in footnotes to our consolidated financial statements filed with our annual reports on Form 10-K for the years ended December 31, 2024, 2023 and 2022.
(9)In connection with our public equity offering on November 21, 2022, Mr. Evans agreed to receive $500,000 of any 2022 annual cash incentive bonus earned in shares of our common stock, valued at the public offering price paid by purchasers in the offering ($24.50 per share). As a result, upon the Board’s determination that Mr. Evans had earned an aggregate annual cash incentive award of $890,500, the award was settled on March 24, 2023 with (i) the payment of $390,500 in cash and (ii) the issuance of 20,408 shares of common stock ($500,000 divided by $24.50) with a grant date fair value of approximately $645,000.
(10)In lieu of making the full cash incentive payment earned by each of the NEOs for achieving 2024 performance goals, the Compensation Committee determined that a portion of the payment to each NEO would be settled with with time-based restricted stock awards. The number of shared issued was based on the price of our common stock on the Nasdaq Stock Market as of the close of business on March 4, 2025. The time-based restricted stock awards will vest in full on the first anniversary of the grant date.
(11)Reflects the dollar amounts of cash incentives earned by our NEOs under our Cash Incentive Plan. Please refer to the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Short-Term Incentive Awards" above for additional details regarding our cash incentive program. Does not include awards under the Cash Incentive Plan for which shares of common stock have been issued in lieu of cash incentive payments, which awards are included in the “Stock Awards” column of the Summary Compensation Table.
(12)Reflects the items set forth in the table below, as applicable to each NEO:

Name	Year	Company 401(k) match contributions (a)	Company contributions under the SERP (b)	Severance (c)	Other (d)	Total
J. Eric Evans	2024	$10,350	$—	$—	$1,000	$11,350
	2023	6,600	—	—	1,000	7,600
	2022	6,100	—	—	1,225	7,325
David T. Doherty	2024	10,350	—	—	—	10,350
	2023	6,600	—	—	—	6,600
	2022	5,907	—	—	1,000	6,907
Jennifer B. Baldock	2024	10,350	11,600		1,000	22,950
	2023	6,600	10,700		1,000	18,300
	2022	6,100	8,400		1,225	15,725
Harrison R. Bane	2024	10,350	—	—	1,000	11,350
	2023	3,029	—	—	1,000	4,029
	2022	—	—	—	269	269
Marissa A. Brittenham	2024	10,350	—		500	10,850
	2023	6,600	—		500	7,100
Bradley R. Owens	2024	10,350	—	935,000	—	945,350
	2023	6,600	—		1,000	7,600
	2022	6,100	—		1,000	7,100
Anthony W. Taparo	2024	10,350	9,000	765,000	500	784,850
_______

(a)Reflects Company matching contributions to the Company's 401(k) Plan which is a broad-based tax-qualified defined contribution plan.
(b)Reflects Company contributions to the Symbion, Inc. Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan.
(c)Reflects amounts paid or payable pursuant to the retirement agreements for each of Mr. Owens and Mr. Taparo.
(d)Reflects cell phone reimbursement and Company contributions to the NEOs' health savings accounts for the applicable year.
2024 Grants of Plan-Based Awards
The following table sets forth information regarding grants of non-equity and equity-based awards granted to each of our NEOs during the year ended December 31, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: Number of shares of stock (# of shares)	Grant Date fair value of stock and option awards
Name	Type of Award	Grant Date	Threshold	Target	Maximum	Threshold (# of shares)	Target (# of shares)	Maximum (# of shares)
J. Eric Evans	Cash Incentive	—	$315,000	$1,260,000	$2,520,000	—	—	—	—	$—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	56,446	1,760,000 (7)
	PSUs (3)	2/28/24	—	—	—	84,669	169,338	279,408	—	2,640,000 (8)
David T. Doherty	Cash Incentive	—	162,500	650,000	1,300,000	—	—	—	—	—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	25,657	800,000 (7)
	PSUs (3)	2/28/24	—	—	—	38,486	76,972	127,004	—	1,200,000 (8)
Jennifer B. Baldock	Cash Incentive	—	150,000	600,000	1,200,000	—	—	—	—	—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	19,243	600,000 (7)
	PSUs (3)	2/28/24	—	—	—	28,864	57,728	95,251	—	900,000 (8)
Harrison R. Bane	Cash Incentive		98,875	395,500	791,000	—	—	—	—	—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	10,262	320,000 (7)
	Restricted Stock (4)	2/28/24	—	—	—	—	—	—	1,443	45,000 (7)
	Restricted Stock (5)	9/1/24	—	—	—	—	—	—	1,251	40,000 (7)
	PSUs (3)	2/28/24	—	—	—	15,394	30,788	50,800	—	480,000 (8)
	PSUs (6)	9/1/24	—	—	—	1,877	3,754	6,194	—	60,000 (8)
Marissa A. Brittenham	Cash Incentive	—	87,500	350,000	700,000	—	—	—	—	—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	7,697	240,000 (7)
	Restricted Stock (4)	2/28/24	—	—	—	—	—	—	2,886	90,000 (7)
	PSUs (3)	2/28/24	—	—	—	11,545	23,090	38,099	—	360,000 (8)
Bradley R. Owens	Cash Incentive	—	96,250	385,000	770,000	—	—	—	—	—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	10,262	320,000 (7)
	PSUs (3)	2/28/24	—	—	—	15,394	30,788	50,800	—	480,000 (8)
Anthony W. Taparo	Cash Incentive		78,750	315,000	630,000	—	—	—	—	—
	Restricted Stock (2)	2/28/24	—	—	—	—	—	—	8,338	260,000 (7)
	Restricted Stock (4)	2/28/24	—	—	—	—	—	—	2,084	65,000 (7)
	PSUs (3)	2/28/24	—	—	—	12,508	25,016	41,276	—	390,000 (8)
_______
(1)Reflects annual cash incentive opportunities granted under our Cash Incentive Plan. Each NEO was eligible to receive a target annual bonus that is equal to a percentage of his or her annual base salary. For 2024, the target bonus opportunity as a percentage of base salary for each of our NEOs was as follows: Mr. Evans - 120%, Mr. Doherty - 100%, Ms. Baldock - 100%, Mr. Bane - 70%, Ms. Brittenham - 70%, Mr. Owens - 70% and Mr. Taparo - 70%. See "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Short-Term Incentive Awards" for additional information.
(2)Reflects restricted stock awards to our NEOs under our equity incentive plan, as described in "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2024 Annual Awards" above. Each restricted stock award will vest as to one-third of the award on each of the first, second and third anniversaries of the date of grant, generally contingent upon continued employment through each such vesting date (except as expressly provided in the award agreement evidencing the grant of such restricted stock award).
(3)Reflects the threshold, target and maximum future payouts under the PSUs granted to our NEOs under our equity incentive plan. PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock subject to a cliff vesting based on achievement of certain Company performance objectives over a three-year period, thereby creating a three-year incentive and alignment period. For a description of the PSU vesting terms, see "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2024 Annual Awards."
(4)Reflects restricted stock awards to the NEO under our equity incentive plan, as described in "Compensation Discussion and Analysis - Long-Term Incentive Awards - 2024 Special Awards" above. Each restricted stock award will vest as to one-half of the award on each of the second and third anniversaries of the grant date, generally contingent upon continued employment through such vesting date (except as expressly provided in the award agreement evidencing the grant of such restricted stock award).
(5)Reflects restricted stock awards to Mr. Bane in connection with his employment as our President, National Group effective September 1, 2024, as described in "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2024 Special Awards" above. Each restricted stock award will vest as to one-third of the award on each of the first, second and third anniversaries of the date of grant, generally contingent upon continued employment through each such vesting date (except as expressly provided in the award agreement evidencing the grant of such restricted stock award).
(6)Reflects the threshold, target and maximum future payouts under the PSUs granted to Mr. Bane in connection with his employment as our President, National Group effective September 1, 2024. PSUs provide our NEOs with the opportunity to earn a specified number of shares of common stock subject to a cliff vesting based on achievement of certain Company performance objectives over a three-year period, thereby creating a three-year incentive and alignment period. For a description of the PSU vesting terms, see "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2024 Annual Awards."
(7)Reflects the aggregate grant date fair value of time-based restricted stock awards granted to our NEOs in 2024, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the time-based restricted stock awards was calculated using the closing price of a share of the Company's common stock on the date of grant.
(8)Reflects the aggregate grant date fair value of PSUs granted to NEOs in 2024, as determined in accordance with FASB ASC Topic 718. These amounts do not reflect the actual amounts that may be paid or realized by our NEOs and exclude the effect of estimated forfeitures. The aggregate grant date fair value of the PSUs was determined based on the probable outcome of the applicable performance conditions associated with such award. The award was valued using the closing price of a share of the Company's common stock on the date of grant.
Narrative Disclosure to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table
We have entered into employment agreements with each of our NEOs. A summary of certain terms follows:

J. Eric Evans. Pursuant to Mr. Evans' employment agreement, as amended, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of our Compensation Committee. For information regarding Mr. Evans' base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Mr. Evans is eligible to participate in our employee benefit plans, as may be in effect from time to time. Mr. Evans is entitled to benefits upon certain terminations of employment, as described in "Executive Compensation - Potential Payments upon Termination or Change in Control" below.

David T. Doherty. Pursuant to Mr. Doherty’s employment agreement, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of the Board or our Compensation Committee. For information regarding Mr. Doherty’s base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Mr. Doherty is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Mr. Doherty may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below.

Jennifer B. Baldock. Pursuant to Ms. Baldock's amended and restated employment agreement, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of the Board or the Compensation Committee. For information regarding Ms. Baldock’s base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Ms. Baldock is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Ms. Baldock may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below.

Harrison R. Bane. Pursuant to Mr. Bane’s employment agreement, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of the Board or our Compensation Committee. For information regarding Mr. Bane’s base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Mr. Bane is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Mr. Bane may be entitled to in connection with a termination of employment, see "- Potential Payments upon Termination or Change in Control" below.

Marissa A. Brittenham. Pursuant to Ms. Brittenham’s employment agreement, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of the Board or the Compensation Committee. For information regarding Ms. Brittenham’s base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Ms. Brittenham is eligible to participate in our employee benefit plans, as may be in effect from time to time. For a description of the payments and benefits Ms. Brittenham may be entitled to in connection with a termination of employment, see "-Potential Payments upon Termination or Change in Control" below.

Bradley R. Owens. Pursuant to Mr. Owens' employment agreement in effect prior to his resignation effective August 31, 2024, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of the Board or the Compensation Committee. For information regarding Mr. Owens’ base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Mr. Owens was eligible to participate in our employee benefit plans, as in effect during his employment. Mr. Owens resigned as our President, National Group and his employment agreement was terminated effective August 31, 2024. In recognition of his service to the Company,the Company entered into a retirement agreement with Mr. Owens. Pursuant to the retirement agreement, Mr. Owens is entitled to receive (a) all base salary earned but not paid as of his retirement date, (b) 12 months of continued base salary, (c) $385,000, representing his target bonus, payable over a period of 12 months, (d) an amount equal to a prorated portion (based on time employed in 2024) of any bonus earned for the calendar year 2024 determined and paid following the end of calendar year 2024 in accordance with the Company’s past practices for the determination of annual bonuses, and (e) continued health and welfare plan benefits for a period of 12 months at no cost to him. In addition, pursuant to the retirement agreement, Mr. Owens was entitled to the vesting of all of his outstanding, unvested restricted stock awards upon the effectiveness of his retirement and shall be entitled to vesting of a portion of his outstanding, unvested performance stock unit awards based on the number of shares that would be earned under the award at the end of the performance period, prorated for the portion of the measurement period for which he was employed, in accordance with and on the terms and dates specified in the retirement agreement. The retirement agreement also contains a release of claims and various restrictive covenants, including covenants relating to confidentiality, as well as covenants not to compete with the Company or to solicit its employees.

Anthony W. Taparo. Pursuant to Mr. Taparo's employment agreement in effect prior to his resignation effective December 31, 2024, an annual base salary and target bonus opportunity was established, each subject to adjustment at the discretion of the Board or the Compensation Committee. For information regarding Mr. Taparo's base salary and bonus eligibility in 2024, please see "Compensation Discussion and Analysis." Mr. Taparo was eligible to participate in our employee benefit plans, as in effect during his employment. Mr. Taparo resigned as our Chief Growth Officer and his employment agreement was terminated effective December 31, 2024. In recognition of his service to the Company,the Company entered into a retirement agreement with Mr. Taparo. Pursuant to the retirement agreement, Mr. Taparo is entitled to receive (a) $450,000 paid in a lump sum on January 10, 2025, (b) $315,000, representing his target bonus, paid in a single lump sum on January 10, 2025, (c) all base salary earned but not paid as of his retirement date, (d) an amount equal to a prorated portion (based on time employed in 2024) of any bonus earned for the calendar year 2024 determined and paid following the end of calendar year 2024 in accordance with the Company’s past practices for the determination of annual bonuses, and (e) continued health and welfare plan benefits for a period of 12 months at no cost to him. In addition, pursuant to the retirement agreement, Mr. Taparo was entitled to accelerated vesting on January 10, 2025 of all of his outstanding, unvested restricted stock awards and shall be entitled to vesting of a portion of his outstanding, unvested performance stock unit awards based on the number of shares that would be earned under the award at the end of the performance period, prorated for the portion of the measurement period for which he was employed, in accordance with and on the terms and dates specified in the retirement agreement. The retirement agreement also contains a release of claims and various restrictive covenants, including covenants relating to confidentiality, as well as covenants not to compete with the Company or to solicit its employees.

In addition, each of our NEOs received equity grants under the 2015 Incentive Plan, as described in "Short-Term Incentive Awards" and "Long-Term Incentive Awards" in the "Compensation Discussion and Analysis" section above.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (17)	Equity Incentive Plan Awards: Number of unearned shares, units or other rights that have not yet vested (#)	Equity Incentive Plan Awards: Market or payout value of unearned shares, units or other rights that have not yet vested (17)
J. Eric Evans	500,000 (1)	—	$11.54	4/1/2029	—	$—	—	$—
	—	—	—	—	12,339 (4)	261,217	—	—
	—	—	—	—	44,634 (6)	944,902	—	—
	—	—	—	—	56,446 (8)	1,194,962	—	—
	—	—	—	—	—	—	37,016 (12)	783,629
	—	—	—	—	—	—	66,950 (14)	1,417,332
	—	—	—	—	—	—	84,669 (15)	1,792,443
David T. Doherty	—	—	—	—	4,464 (3)	94,503	—	—
	—	—	—	—	14,202 (6)	300,656	—	—
	—	—	—	—	30,432 (7)	644,245	—	—
	—	—	—	—	25,657 (8)	543,159	—	—
	—	—	—	—	—	—	8,928 (11)	189,006
	—	—	—	—	—	—	21,302 (14)	450,963
	—	—	—	—	—	—	38,486 (15)	814,749
Jennifer B. Baldock	199,500 (2)	—	13.42	3/15/2029	—	—	—	—
	—	—	—	—	2,468 (4)	52,248	—	—
	—	—	—	—	12,173 (6)	257,702	—	—
	—	—	—	—	22,824 (7)	483,184	—	—
	—	—	—	—	19,243 (8)	407,374	—	—
	—	—	—	—	—	—	7,403 (12)	156,722
	—	—	—	—	—	—	18,259 (14)	386,543
	—	—	—	—	—	—	28,864 (15)	611,051
Harrison R. Bane	—	—	—	—	12,791 (5)	270,785	—	—
	—	—	—	—	8,115 (6)	171,795	—	—
	—	—	—	—	10,262 (8)	217,247	—	—
	—	—	—	—	1,443 (9)	30,548	—	—
	—	—	—	—	1,251 (10)	26,484	—	—
	—	—	—	—	—	—	38,372 (13)	812,335
	—	—	—	—	—	—	12,172 (14)	257,681
	—	—	—	—	—	—	15,394 (15)	325,891
	—	—	—	—	—	—	1,877 (16)	39,736
Marissa A. Brittenham	—	—	—	—	3,534 (3)	74,815	—	—
	—	—	—	—	5,073 (6)	107,395	—	—
	—	—	—	—	15,216 (7)	322,123	—	—
	—	—	—	—	7,697 (8)	162,945	—	—
	—	—	—	—	2,886 (9)	61,097	—	—
	—	—	—	—	—	—	8,370 (11)	177,193
	—	—	—	—	—	—	7,608 (14)	161,061
	—	—	—	—	—	—	11,545 (15)	244,408
Bradley R. Owens	—	—	—	—	—	—	7,403 (12)	156,722
	—	—	—	—	—	—	6,762 (14)	143,152
	—	—	—	—	—	—	3,420 (15)	72,401
Anthony W. Taparo	148,500 (2)	—	13.42	3/15/2029	—	—	—	—
	—	—	—	—	2,005 (4)	42,446	—	—
	—	—	—	—	6,594 (6)	139,595	—	—
	—	—	—	—	8,338 (8)	176,515	—	—
	—	—	—	—	2,084 (9)	44,118	—	—
	—	—	—	—	—	—	6,015 (12)	127,338
	—	—	—	—	—	—	6,593 (14)	139,574
	—	—	—	—	—	—	4,169 (15)	88,258
_______

(1)Represents non-qualified stock options granted on April 1, 2019 to Mr. Evans in connection with the commencement of his employment with the Company, which became fully vested on December 31, 2022.
(2)Represents non-qualified stock options granted on March 15, 2019, in exchange for the cancellation of previously issued leveraged performance units. The non-qualified stock options became fully vested on December 31, 2022.
(3)Represents remaining one-third of restricted stock awards granted on February 1, 2022, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(4)Represents remaining one-third of restricted stock awards granted on March 11, 2022, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(5)Represents remaining one-third of special restricted stock awards granted on September 1, 2022, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(6)Represents remaining two-thirds of restricted stock awards granted on March 2, 2023, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(7)Represents special restricted stock awards granted on March 2, 2023, which are subject to a one-time cliff vesting on the third anniversary of the date of grant, generally subject to continued employment through the vesting date.
(8)Represents restricted stock awards granted on February 28, 2024, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(9)Represents special restricted stock awards granted on February 28, 2024, of which one-half of the original award vests upon the first and second anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(10)Represents special restricted stock awards granted on September 1, 2024, of which one-third of the original award vests upon the first, second and third anniversaries of the date of grant, generally subject to continued employment through each vesting date.
(11)Represents PSUs granted (at target) on February 1, 2022, which vest on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period.
(12)Represents PSUs granted (at target) on March 11, 2022, which vest on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period.
(13)Represents PSUs granted (at target) on September 1, 2022, which vest on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period.
(14)Represents PSUs granted (at target) on March 2, 2023, which vest on the third anniversary of the grant date if certain performance criterion is achieved during the three-year period.
(15)Represents PSUs granted (at target) on February 28, 2024, which vest as set forth in the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2024 Annual Awards."
(16)Represents PSUs granted (at target) on September 1, 2024, which vest as set forth in the section titled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation - Long-Term Incentive Awards - 2024 Special Awards."
(17)Based on the closing price of a share of our common stock on December 31, 2024 of $21.17, except as otherwise indicated.
2024 Option Exercises and Stock Vested
The following table sets forth information regarding stock awards that vested for our NEOs during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
J. Eric Evans	16,500 (1)	$156,090
	—	—	7,433 (3)	250,492
	—	—	7,433 (4)	250,492
	—	—	22,316 (5)	696,036
	—	—	4,956 (6)	146,202
	—	—	12,339 (7)	364,001
David T. Doherty	—	—	4,464 (2)	137,000
	—	—	2,230 (3)	75,151
	—	—	7,100 (5)	221,449
	—	—	1,487 (6)	43,867
Jennifer B. Baldock	—	—	2,676 (3)	90,181

	—	—	6,086 (5)	189,822
	—	—	1,784 (6)	52,628
	—	—	2,468 (7)	72,806
Harrison R. Bane	—	—	4,057 (5)	126,538
	—	—	12,791 (10)	408,672
Marissa A. Brittenham	—	—	3,534 (2)	108,458
	—	—	2,535 (5)	79,067
Bradley R. Owens	—	—	2,379 (3)	80,172
	—	—	4,057 (5)	126,538
	—	—	1,586 (6)	46,787
	—	—	2,468 (7)	72,806
	—	—	4,627 (8)	136,497
	—	—	25,472 (9)	813,830
Anthony W. Taparo	—	—	2,438 (3)	82,161
	—	—	3,296 (5)	102,802
	—	—	1,626 (6)	47,967
	—	—	2,005 (7)	59,148
_______
(1)Represents options granted on April 1, 2019 that were exercised on December 12, 2024. The grant price per share was $11.54, and the closing price per share of our common stock on December 11, 2024 (the last trading date prior to the exercise date) was $21.00.
(2)Represents one-third of the award of restricted stock granted on February 1, 2022 that vested on February 1, 2024. The closing price per share of our common stock on January 31, 2024 (the last trading date prior to the vesting date) was $30.69.
(3)Represents PSUs granted on March 10, 2021 that became earned as of February 10, 2022, and of which one-half vested on February 10, 2024. The closing price per share of our common stock on February 9, 2024 (the last trading date prior to the vesting date) was $33.70.
(4)Represents special PSUs granted on March 10, 2021 that became earned as of February 10, 2022, and of which one-half vested on February 10, 2024. The closing price per share of our common stock on February 9, 2024 (the last trading date prior to the vesting date) was $33.70.
(5)Represents one-third of the award of restricted stock granted on March 2, 2023 that vested on March 2, 2024. The closing price per share of our common stock on March 1, 2024 (the last trading date prior to the vesting date) was $31.19.
(6)Represents one-third of the award of restricted stock granted on March 10, 2021 that vested on March 10, 2024. The closing price per share of our common stock on March 8, 2024 (the last trading date prior to the vesting date) was $29.50.
(7)Represents one-third of the award of restricted stock granted on March 11, 2022 that vested on March 11, 2024. The closing price per share of our common stock on March 8, 2024 (the last trading date prior to the vesting date) was $29.50.
(8)Represents one-half of the award of restricted stock granted on March 11, 2022 that vested on March 11, 2024. The closing price per share of our common stock on March 8, 2024 (the last trading date prior to the vesting date) was $29.50.
(9)Represents accelerated vesting of all of Mr. Owens outstanding, unvested restricted stock awards upon the effectiveness of his retirement on August 31, 2024, pursuant to his retirement agreement. The closing price per share of our common stock on August 30, 2024 (the last trading date prior to the vesting date) was $31.95.
(10)Represents one-third of the award of restricted stock granted on September 1, 2022 that vested on September 1, 2024. The closing price per share of our common stock on August 30, 2024 (the last trading date prior to the vesting date) was $31.95.

Nonqualified Deferred Compensation
The following table sets forth information regarding the value of accumulated benefits of our NEOs under our nonqualified deferred compensation arrangements as of December 31, 2024.

Name	Executive contributions in last fiscal year (1)	Company contributions in last fiscal year (2)	Aggregate earnings in last fiscal year (3)	Aggregate withdrawals/ distributions	Aggregate balance at last fiscal year end
J. Eric Evans	$19,385	$—	$(147)	$—	$19,238
David T. Doherty	—	—	—	—	—
Jennifer B. Baldock	11,462	11,600	25,986	—	302,240
Harrison R. Bane	—	—	—	—	—
Marissa A. Brittenham	—	—	—	—	—
Bradley R. Owens	—	—	—	—	—
Anthony W. Taparo	23,856	9,000	122,263	—	949,672
(1)Reflects contributions by the NEOs to the nonqualified deferred compensation plans during 2024.
(2)Reflects Company contributions to the nonqualified deferred compensation plans on behalf of the NEOs during 2024.
(3)Reflects aggregate earnings accrued on the accounts of the NEOs during 2024.
Mr. Evans has participated in the SP Management Services, Inc. Nonqualified Deferred Compensation Plan (the "NQDC"), in which eligible employees are permitted to participate. Under the NQDC, participants may elect to defer up to 50% of annual base salary and up to 90% of bonus each year. Under the NQDC the Company may also make discretionary matching contributions.

Ms. Baldock and Mr. Taparo have participated in the Symbion, Inc. Supplemental Executive Retirement Plan (the "SERP"), a nonqualified deferred compensation plan sponsored by Symbion, which is an unfunded plan available to executives and certain key employees and directors of Symbion, an indirect subsidiary of the Company. Under the SERP, participants are permitted to defer up to 25% of their annual base salary and up to 50% of their bonus each year. Symbion makes a matching contribution for each participant who contributed at least 2% of base salary earned during such plan year and who was employed as of the last day of the plan year. Each Symbion contribution is subject to forfeiture for one year following the contribution. Symbion does not provide above-market or preferential earnings on deferred compensation.
Potential Payments upon Termination or Change in Control
Employment Agreement-Related Severance Benefits for our NEOs Employed at the End of 2024

As described above under the heading "Executive Compensation - Narrative Disclosure to Summary Compensation Table and 2023 Grants of Plan-Based Awards Table," we have entered into employment agreements with each of our continuing NEOs, which were amended and restated effective March 8, 2022 (except for Mr. Evans and Mr. Doherty). Each of our NEOs is entitled to receive certain benefits upon a qualifying termination of employment and/or upon certain change in control transactions accompanied by a qualifying termination of employment within a certain period of time following such transaction. The following discussion is based on the employment agreements in effect as of December 31, 2024. The employment agreements provide for severance upon a termination of employment by us without cause or by the executive for good reason, in each case conditioned on the executive's timely and effective execution of a release of claims acceptable to the Company, and other customary terms and conditions.

Each of our NEOs (except Mr. Evans) is entitled to severance consisting of 12 months of continued base salary, an amount equal to their target bonus payable within three months following the end of the fiscal year of termination, and continued health and welfare plan benefits at the same cost to such NEO as if the NEO were an active employee of the Company during the severance period. Under the employment agreements with each of our NEOs, if a qualifying termination occurs within the 90 days prior to or 12 months following a change in control, the executive is entitled to be paid the severance benefits described above in a single lump-sum payment no later than 30 days following termination.

Mr. Evans is entitled to severance consisting of 12 months of continued base salary, an amount equal to his target bonus payable when such bonuses are paid to employees, and 12 months of COBRA coverage following the date of such termination at no cost to Mr. Evans during the severance period.

In addition, if Ms. Baldock’s, Ms. Brittenham's, Mr. Bane's or Mr. Doherty’s employment is terminated without cause or for good reason such NEO is entitled to accelerated vesting of time-based restricted stock awards and of earned PSUs to the vesting event next following the date on which the employment period is terminated. Furthermore, with respect to PSU awards granted after December 31, 2021, held by such as of the date on which the employment is terminated without cause or for good reason that have not been converted to earned PSUs, such NEO’s rights under the award will be fully vested based on the number of shares that would be earned under the award based on performance measured through the end of the employment period.

Mr. Owens resigned as our President, National Group and his employment agreement was terminated effective August 31, 2024. For a description of the payments and benefits Mr. Owens may have been entitled to in connection with his retirement, see "- Narrative Disclosure to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table" above.

Mr. Taparo resigned as our Chief Growth Officer and his employment agreement was terminated effective December 31, 2024. For a description of the payments and benefits Mr. Taparo may have been entitled to in connection with his retirement, see "- Narrative Disclosure to Summary Compensation Table and 2024 Grants of Plan-Based Awards Table" above.

Other Equity-Related Severance and Change of Control Benefits

Restricted Stock Awards

In accordance with our NEOs' restricted stock award agreements, unvested restricted stock is forfeited upon a termination of employment, except that the vesting of any unvested restricted stock will become immediately accelerated in full (1) on a termination of employment by the NEO due to death or disability, or (2) on a termination of employment by the Company without "cause" or resignation by the executive for "good reason" (each as defined in the applicable award agreement) within 90 days prior to or 18 months following a change in control. If, in connection with a change in control, unvested shares of restricted stock are not assumed or continued, or a new award substituted for the unvested shares of restricted stock, such unvested shares will automatically vest in full.

Performance Stock Units

In accordance with our NEOs' PSU award agreements, upon a termination of employment for any reason, (1) any PSUs that are not yet earned are immediately forfeited, and (2) any PSUs that are earned but unvested are immediately forfeited, except that the vesting of any unvested earned PSUs will become immediately accelerated in full (a) on a termination of employment by the NEO due to death or disability, or (b) on a termination of employment by the Company without "cause" or resignation by the executive for "good reason" (each as defined in the applicable award agreement) within 90 days prior to or 18 months following a change in control.

If a change in control occurs during the performance period, the Compensation Committee will determine the extent to which the performance criteria has been satisfied and the number of PSUs that have been earned based on such performance criteria as of the change in control (which is prorated based on the number of days that have elapsed during the performance period). Thereafter, earned PSUs, if any, continue to vest solely based on time in accordance with the terms of the award agreement. If, in connection with a change in control, earned PSUs are not assumed or continued, or a new award substituted for the earned PSUs, the earned PSUs will automatically vest in full.

Stock Option Awards

In accordance with our NEOs' stock option award agreements, if any of our continuing NEOs employment is terminated without cause or for good reason by such NEO within 90 days prior to or 18 months following a change in control, then the stock option awards, to the extent outstanding and which have not previously vested in accordance with Time Condition shall automatically be deemed to have vested immediately prior to such NEO’s cessation of employment with the Company; provided, however, that the performance vesting requirements of such stock option awards shall remain in full force and effect. For purposes of satisfying the "Time Condition" portion of the stock option awards vesting, one-third (1/3) vested in three equal installments on each of December 31, 2020, December 31, 2021, and December 31, 2022, generally contingent upon continued employment through each applicable vesting date.

Other Terms and Conditions

Pursuant to their respective employment agreements, our NEOs are bound by certain restrictive covenants, including covenants relating to confidentiality and assignment of intellectual property rights, as well as covenants not to compete with us or to solicit our employees or other service providers during employment and for a specified period following termination of employment. Each of our NEOs is bound by a non-competition covenant for one year following termination of employment, and by a non-solicitation covenant for two years following termination of employment.

The following table summarizes the payments that would have been made to our continuing NEOs upon the occurrence of a termination of employment or a change in control, assuming that each NEO's termination of employment with the Company or a change in control occurred on December 31, 2024. Amounts shown do not include (i) accrued but unpaid salary, and (ii) other benefits earned or accrued by the continuing NEO during his or her employment that are available to all salaried employees and that do not discriminate in scope, terms or operations in favor of executive officers.

Name	Benefit	Death/Disability	Termination Without Cause / Resignation for Good Reason	Termination Without Cause / Resignation for Good Reason In Connection with a Change in Control
J. Eric Evans	Cash Severance (3)	$—	$2,310,000	$2,310,000
	Equity Payout / Acceleration	2,401,080 (5)	—	7,239,223 (5)
	Health Benefits (4)	—	23,527	23,527
David T. Doherty	Cash Severance (3)	—	1,300,000	1,300,000
	Equity Payout / Acceleration	1,582,563 (5)	425,884 (6)	3,022,448 (5)
	Health Benefits (4)	—	23,349	23,349
Jennifer B. Baldock	Cash Severance (3)	—	1,200,000	1,200,000
	Equity Payout / Acceleration	1,200,508 (5)	316,890 (6)	2,389,747 (5)
	Health Benefits (4)	—	23,349	23,349
Harrison R. Bane	Cash Severance (3)	—	960,500	960,500
	Equity Payout / Acceleration	716,859 (5)	453,200 (6)	3,619,315 (5)
	Health Benefits (4)	—	23,527	23,527
Marissa A. Brittenham	Cash Severance (3)	—	850,000	850,000
	Equity Payout / Acceleration	728,375 (5)	213,376 (6)	1,556,171 (5)
	Health Benefits (4)	—	8,135	8,135
Bradley R. Owens (1)	Cash Severance	N/A	N/A	N/A
	Equity Payout / Acceleration	N/A	N/A	N/A
	Health Benefits	N/A	N/A	N/A
Anthony W. Taparo (2)	Cash Severance	N/A	N/A	N/A
	Equity Payout / Acceleration	N/A	N/A	N/A
	Health Benefits	N/A	N/A	N/A
(1)Mr. Owens resigned as our President, National Group effective August 31, 2024.
(2)Mr. Taparo resigned as our Chief Growth Officer effective December 31, 2024.
(3)Represents an amount equal to (a) 12 months of base salary continuation, and (b) the executive's target bonus for the year of termination. Under each of the continuing NEO's employment agreements, if a qualifying termination occurs within 12 months following a change in control, the executive is entitled to be paid the severance benefits described above in a single lump-sum payment no later than 30 days following termination.
(4)Represents the dollar value of 12 months Company-paid continued health and welfare benefits.
(5)Represents the value of the unvested portion of the NEO's time-based restricted stock awards and the value of the unvested portion of the NEO's earned PSUs, in each case, as of December 31, 2024. The value of the awards is calculated by multiplying the number of shares of Company stock subject to acceleration by $21.17, the closing price of our common stock on December 31, 2024.
(6)Represents an amount equal to the value of the NEO's restricted stock awards and earned PSUs that are subject to time-vesting conditions, in each case, as if vesting occurred on December 31, 2024 (but not with respect to awards with time-vesting conditions that would be satisfied after December 31, 2025). The value of the restricted stock awards and PSUs is calculated by multiplying the number of shares of Company stock subject to acceleration by $21.17, the closing price of our common stock on December 31, 2024.
(7)Represents an amount equal to the value of the unvested portion of all of the NEO’s time-based restricted stock awards and PSUs based on the extent to which the performance criteria has been satisfied and the number of PSUs that have been earned based on such performance criteria as of December 31, 2024 (which is prorated based on the number of days that have elapsed during the performance period). The value of the restricted stock awards and PSUs is calculated by multiplying the number of shares of Company stock subject to acceleration by $21.17, the closing price of our common stock on December 31, 2024.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Mr. Evans, our Chief Executive Officer, to the median of the annual total compensation of all our employees (other than the Chief Executive Officer) (the "CEO Pay Ratio"). For 2024:
•Total annual compensation for Mr. Evans: $6,461,203

•Median annual total compensation of all employees (other than Chief Executive Officer): $54,265
•Ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees (other than the Chief Executive Officer): 119:1
In determining the median employee, we chose December 31, 2024 as the date to identify our median employee, and we identified our median employee using a consistently applied compensation measure which included total gross payroll wages received in 2024. Our total employee population as of December 31, 2024 was approximately 15,000. After we identified our median employee, we measured the annual total compensation under SEC rules using: base salary earned in 2024, annual cash bonus earned for the 2024 performance year, the grant date value of any equity awards he or she received in 2024, and the 401(k) match provided by the Company in 2024, in each case, to the extent applicable. Pay was annualized for permanent employees not employed for a full year in 2024. We calculated the median employee's total annual compensation using the same methodology we used to calculate Mr. Evans’ annual total compensation, as reflected in the "Total" column of the Summary Compensation Table.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Pay Versus Performance
The following sets forth certain information regarding compensation actually paid to our NEOs compared to certain measures of our financial performance for the years ended 2024, 2023, 2022, 2021 and 2020:

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Comp. Table Total for CEO (Evans)(1)	Comp. Actually Paid to CEO (Evans)(2)	Summary Comp. Table Total for CEO (DeVeydt)(1)	Comp. Actually Paid to CEO (DeVeydt)(2)	Average Summary Comp. Table Total for Non-CEO NEOs(3)	Average Comp. Actually Paid to Non-CEO NEOs(4)	TSR	Peer Group TSR(5)	Net Income (in millions)	Adjusted EBITDA (in millions)(6)
2024	$6,461,203	$3,271,752	N/A	N/A	$2,309,915	$1,326,577	$135.2	$127.8	$12.5	$508.2
2023	6,457,600	7,260,168	N/A	N/A	2,473,172	2,646,951	204.3	142.1	135.3	438.1
2022	6,092,825	(3,342,023)	N/A	N/A	1,670,372	(1,192,139)	178.0	147.8	87.0	380.2
2021	4,307,123	14,217,126	N/A	N/A	1,541,025	6,060,779	341.2	146.1	70.7	339.6
2020	3,541,863	16,996,689	559,528	13,280,517	1,284,162	6,249,898	185.3	111.9	1.3	256.6
(1)Reflects compensation amounts reported in the Summary Compensation Table for our CEO for the respective years shown. Until his appointment as Executive Chairman on January 13, 2020, Mr. DeVeydt served as Chief Executive Officer of the Company. Mr. Evans, who previously served as Executive Vice President and Chief Operating Officer, was appointed to replace Mr. DeVeydt as the Chief Executive Officer of the Company effective January 13, 2020.
(2)“Compensation Actually Paid to CEO” in each of 2024, 2023, 2022, 2021 and 2020 reflects the respective Summary Compensation Table total adjusted as set forth in the table below, as determined in accordance with SEC rules.

Year	2020		2021	2022	2023	2024
CEO	Evans	DeVeydt	Evans	Evans	Evans	Evans
Summary Compensation Table Total	$3,541,863	$559,528	$4,307,123	$6,092,825	$6,457,600	$6,461,203
Less: Equity Award Amounts Reported in Summary Compensation Table	(2,250,000)	(125,000)	(2,500,000)	(4,645,000)	(4,400,000)	(5,100,000)
Add: Fair Value of Current Year Equity Awards Outstanding/Unvested at Year End	8,512,317	—	3,175,972	2,062,532	4,283,461	2,987,405
Add: Fair Value of Equity Awards to be Issued in Lieu of Cash Incentive Payments Earned in the Current Year	375,000	125,000	—	645,000	—	700,000
Change in Value of Prior Years’ Awards Outstanding/Unvested at Year End	4,977,917	10,794,029	8,437,390	(3,285,321)	336,661	(1,741,360)
Change in Value of Prior Years’ Awards That Vested in the Year	1,839,592	1,926,960	4,620,973	(4,212,059)	582,446	(35,496)
Less: Fair Value of Prior Years' Awards Forfeited in the Year	—	—	—	—	—	—
Less: Fair Value of Prior Years' Awards Failing to Meet Vesting Conditions	—	—	(3,824,332)	—	—	—
Compensation Actually Paid	$16,996,689	$13,280,517	$14,217,126	$(3,342,023)	$7,260,168	$3,271,752

Fair value or change in fair value, as applicable, of equity awards was determined as follows: (1) for restricted stock awards and earned PSU awards, the closing price on applicable year-end date or, in the case of vesting, the closing price as of each vest date, (2) for unearned PSU awards, closing price on applicable year-end date multiplied by the probability of achievement as of each such date, and (3) for option and SSAR awards, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value for the applicable grant.
(3)Reflects average compensation amounts reported in the Summary Compensation Table for our non-CEO NEOs for the respective years shown. The following non-CEO NEOs are included in the average figures shown:
2024: David T. Doherty, Jennifer B. Baldock, Harrison R. Bane, Marissa A. Brittenham, Bradley R. Owens, Anthony W. Taparo
2023: David T. Doherty, Jennifer B. Baldock, Marissa A. Brittenham, Bradley R. Owens
2022: David T. Doherty, Thomas F. Cowhey, Jennifer B. Baldock, Harrison R. Bane, Bradley R. Owens
2021: Thomas F. Cowhey, Jennifer B. Baldock, Anthony W. Taparo, Bradley R. Owens
2020: Thomas F. Cowhey, Jennifer B. Baldock, George M. Goodwin, Anthony W. Taparo
(4)“Average Compensation Actually Paid to non-CEO NEOs” in each of 2024, 2023, 2022, 2021 and 2020 reflects the respective average Summary Compensation Table total adjusted as set forth in the table below, as determined in accordance with SEC rules.

Year	2020	2021	2022	2023	2024

Summary Compensation Table Total	$1,284,162	$1,541,025	$1,670,372	$2,473,172	$2,309,915
Less: Equity Award Amounts Reported in Summary Compensation Table	(654,625)	(661,875)	(1,020,000)	(1,537,500)	(1,275,000)
Add: Fair Value of Current Year Equity Awards Outstanding/Unvested at Year End	2,326,667	840,847	768,546	1,496,764	644,330
Add: Fair Value of Current Year Equity Awards That Vested in the Year	—	—	—	—	54,645
Add: Fair Value of Equity Awards to be Issued in Lieu of Cash Incentive Payments Earned in the Current Year	142,125	—	—	—	166,667
Change in Value of Prior Years’ Awards Outstanding/Unvested at Year End	2,251,193	3,008,559	(502,425)	81,948	(521,304)
Change in Value of Prior Years’ Awards That Vested in the Year	900,376	1,714,650	(401,924)	132,567	(10,257)
Less: Fair Value of Prior Years' Awards Forfeited in the Year	—	—	(1,706,708)	—	(42,419)
Less: Fair Value of Prior Years' Awards Failing to Meet Vesting Conditions	—	(382,427)	—	—	—
Compensation Actually Paid	$6,249,898	$6,060,779	$(1,192,139)	$2,646,951	$1,326,577
Fair value or change in fair value, as applicable, of equity awards was determined as follows: (1) for restricted stock awards and earned PSU awards, the closing price on applicable year-end date or, in the case of vesting, the closing price as of each vest date, (2) for unearned PSU awards, closing price on applicable year-end date multiplied by the probability of achievement as of each such date, and (3) for option and SSAR awards, a Black-Scholes value as of the applicable year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value for the applicable grant.
(5)Reflects the cumulative total stockholder return for the Dow Jones U.S. Health Care Providers Index.
(6)For compensation purposes, "Adjusted EBITDA" is calculated as income before income taxes, adjusted for net income attributable to noncontrolling interests; depreciation and amortization; interest expense, net; equity-based compensation expense; transaction, integration and acquisition costs; net loss (gain) on disposals, consolidations and deconsolidations; litigation settlements and other litigation costs and other adjustments that are not related to the assessment of normal operating performance. We use Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by our management to assess operating performance, make business decisions and allocate resources. Adjusted EBITDA is the core long-term metric we use for purposes of evaluating performance for our compensation program, as further described in the section above entitled "Compensation Discussion and Analysis - Elements of Named Executive Officer Compensation."
Relationship between Pay and Performance

As described in more detail in the sections entitled "Compensation Discussion and Analysis" and "Executive Compensation," the Company’s executive compensation program reflects a variable pay-for-performance philosophy, with a significant emphasis on long-term performance and stockholder value creation. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with "Compensation Actually Paid" for a particular year. We believe the "Compensation Actually Paid" in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on "pay-for-performance" as the "Compensation Actually Paid" fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals.

Compensation Actually Paid versus Total Stockholder Return
Compensation Actually Paid ($M)
$20
$15
$10
$5
$0
($5)
Total Stockholder Return (2019 = $100)
$400
$350
$300
$250
$200
$150
$100
$50
$0
FY 2019
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid (DeVeydt)
PEO Compensation Actually Paid (Evans)
Non-PEO Average NEO Compensation Actually Paid
Cumulative TSR
Peer Group Cumulative TSR (Dow Jones US HCP Index)

Compensation Actually Paid versus Financial Performance
Compensation Actually Paid ($M)
$20
$15
$10
$5
$0
($5)
Net Income and Adjusted EBITDA ($M)
$600
$500
$400
$300
$200
$100
$0
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
PEO Compensation Actually Paid (DeVeydt)
PEO Compensation Actually Paid (Evans)
Non-PEO Average NEO Compensation Actually Paid
Net income
Adjusted EBITDA

Performance Measures

The following financial performance measures reflect the Company's most important performance measures for the most recently completed fiscal year used by the Company to link compensation actually paid to our NEOs, to the Company’s performance:

•Adjusted EBITDA
•Net Revenue
•Free Cash Flow

DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation earned by our directors for the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Total
Wayne S. DeVeydt (1)	$347,500	$102,500	$450,000
Brent Turner	125,000	160,000	285,000
Teresa DeLuca, M.D.	120,000	160,000	280,000
John A. Deane	100,000	160,000	260,000
Clifford G. Adlerz	100,000	160,000	260,000
Devin O'Reilly (2)	—	—	—
Andrew T. Kaplan (2)	—	—	—
Patricia A. Maryland, Dr.PH	100,000	160,000	260,000
Blair E. Hendrix (2)	30,000	—	30,000
_______
(1)Mr. DeVeydt received a cash retainer and bonus for serving as our Executive Chairman. A portion of Mr. DeVeydt's 2024 bonus was settled with the Company's common stock. The number of shared issued was based on the price of our common stock on the Nasdaq Stock Market as of the close of business on March 21, 2025.
(2)Messrs. O'Reilly and Kaplan did not receive compensation for their service on the Board because they are associated with Bain Capital. Mr. Hendrix began receiving a cash retainer upon his retirement from Bain Capital in 2024.
(3)Amounts reflect the aggregate grant date fair value of restricted stock awards granted on June 1, 2024, determined in accordance with FASB ASC Topic 718 (except for Mr. DeVeydt). The assumptions used in the valuation of share awards are set forth in Note 10 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. As of December 31, 2024, each of Dr. DeLuca, Dr. Maryland and Messrs. Adlerz, Dean and Turner held unvested restricted stock awards of 6,170 shares. Also, Mr. Turner held 4,015 shares of common stock underlying stock options exercisable as of December 31, 2024.

With respect to 2024, each member of our Board who was not an employee and who was not associated with Bain Capital (other than Mr. DeVeydt), was eligible to receive an annual cash retainer payment of $100,000 and an annual award of restricted stock having an aggregate grant date fair value equal to $160,000. The restricted stock awards vest in full on the first anniversary of the grant date. Mr. DeVeydt was eligible to receive an annual cash retainer payment of $250,000 and a bonus of up to 100% of his cash retainer for serving as Executive Chairman. For 2024, the bonus awarded to Mr. DeVeydt was determined to be $200,000, a portion of which was settled with the Company's common stock.

In addition, the chair of the Audit Committee is entitled to an additional cash retainer payment of $25,000, the chair of the Compensation Committee is entitled to an additional cash retainer payment of $20,000, the chair of the Compliance and Ethics Committee is entitled to an additional cash retainer payment of $20,000 and the chair of the Nominating and Corporate Governance Committee is entitled to an additional cash retainer payment of $20,000.

PROPOSAL NO. 3: APPROVAL OF 2025 OMNIBUS INCENTIVE PLAN

The Board of Directors adopted, subject to approval of the Company's stockholders, the Company’s 2025 Incentive Plan. The 2025 Incentive Plan will replace the Company’s 2015 Incentive Plan. The ability to issue new awards under the 2015 Incentive Plan expires by its terms in 2025, ten years following its approval by stockholders. The following description of the 2025 Incentive Plan is qualified in its entirety by the full text of the 2025 Incentive Plan attached to this Proxy Statement as Appendix A.

Summary

We currently provide stock-based compensation under the 2015 Incentive Plan to certain employees and our non-employee directors. Consultants and other persons who provide services to the Company or its related entities are also eligible for awards under the 2015 Incentive Plan. The 2015 Incentive Plan does not permit awards to be made ten years after the date of adoption. As a result, the Company will not be able to issue new awards under the 2015 Incentive Plan after September 2025. Upon approval by the stockholders of the 2025 Incentive Plan, all authorized shares that are not subject to awards under the 2015 Incentive Plan will be cancelled. As of December 31, 2024 there were 11,815,700 shares of common stock reserved for issuance pursuant to the 2015 Incentive Plan, with approximately 6,310,142 shares unissued, including 2,756,633 potentially issuable shares subject to outstanding awards. An additional 1,328,511 shares are subject to awards made in 2025 prior to the date of this Proxy Statement. The effect of these awards is to leave 2,224,998 shares for issuance under the 2015 Incentive Plan. We will not issue any further awards under the 2015 Incentive Plan upon approval of the 2025 Incentive Plan. However, approval of the 2025 Incentive Plan will not affect the current outstanding awards under the 2015 Incentive Plan. The adoption of the 2025 Incentive Plan would provide 5,000,000 shares of common stock for future awards. The adoption of the 2025 Incentive Plan will enable the Company to effectively use the 2025 Incentive Plan for attracting, motivating, retaining and rewarding talented individuals to provide services to the Company and its related entities. Based on projected share needs to execute the Company's long-term incentive program moving forward, the authorized shares under the 2025 Incentive Plan are anticipated to provide enough shares for the next four to five years.

The current dilutive effect of all of our stock incentive programs is shown on the table below:

As of April 8, 2025
Total number of outstanding full-value awards (1)	929,272
Total number of outstanding option awards	1,815,360
Weighted-average exercise price of option awards	$12.68
Weighted-average remaining term of option awards (years)	3.7
Total number of outstanding appreciation awards	200,000
Weighted-average exercise price of appreciation awards	$12.90
Weighted-average remaining term of appreciation awards (years)	2.7
Total number of shares of common stock available for grant under all plans	2,224,998
Total number of common shares outstanding	128,192,739
(1)Represents unearned performance stock units subject to achievement of various performance conditions.

Required Vote

Under our majority voting standard, Proposal 3 will be approved, and the adoption of the Company’s 2025 Incentive Plan will become effective, if the number of votes present, in person or by proxy, at the Annual Meeting and properly cast "FOR" the proposal exceed the number of votes cast "AGAINST" the proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

General Description of the 2025 Incentive Plan

Types of Awards

Under the 2025 Incentive Plan, the Compensation Committee may grant cash awards and the following equity-based awards to eligible participants (collectively, "Awards"). The 2025 Incentive Plan is very similar to the 2015 Incentive Plan that it is replacing. The terms of the Awards are specified in an award agreement with each participant.
•Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights. Stock options allow the participant to purchase Company common stock at a price that is no less than 100% of the fair market value of Company common stock on the date of the award. A stock appreciation right allows the participant to receive common stock equal in value to the appreciation of common stock above the fair market value of common stock on the date of the Award. There are certain restrictions on incentive stock option awards specified in Section 422 of the Internal Revenue Code. Stock options and appreciation rights generally expire ten years following the date of the award or, if sooner, following termination of employment. An option can be exercised by paying the exercise price in cash or in a form of payment acceptable to the Compensation Committee. No exercise price is required for a stock appreciation right.

•Stock Awards. Restricted stock is an award of common stock subject to forfeiture and limitations on transfer, while unrestricted stock is an award of common stock that is not subject to a risk of forfeiture. Restricted stock awards will become vested and not subject to forfeiture upon satisfaction of service and performance conditions stated in the Award. Unrestricted stock awards can be issued in substitution of cash incentive payments that have been earned under the Company’s incentive compensation programs.

•Stock Unit Awards. These include performance awards, stock units and restricted stock units. Performance awards provide for transfer of common stock upon the achievement of performance goals within a specified performance period. Stock units and restricted stock units entitle the recipient to receive common stock upon the achievement of specified performance goals or upon the lapse of time. Shares of stock are not issued until such performance and vesting conditions have been achieved.

•Dividend Equivalent Payments. For stock unit awards, the Compensation Committee may also issue dividend equivalent payments, which are cash payments that are equivalent to cash dividends that would have been paid during the vesting period on common stock that is subject to the outstanding stock unit award.

Eligibility

All employees of the Company and its subsidiaries as well as directors and consultants providing services to the Company (approximately 15,000 people as of December 31, 2024) are eligible to receive awards under the 2025 Incentive Plan. The Compensation Committee selects individuals to be eligible to receive awards and participate in 2025 Incentive Plan.

Administration

The 2025 Incentive Plan is administered by the Compensation Committee. The Compensation Committee determines the types of awards that are granted to eligible participants, the number of shares of common stock subject to each award, the performance and vesting criteria of awards and all other terms and conditions of awards. The Compensation Committee has sole authority to interpret the 2025 Incentive Plan and make all determinations under each award, including the achievement of performance and vesting conditions. In the event of a change in the control of the Company, the Compensation Committee has discretion to accelerate the vesting of awards, provide for conversion of awards into awards of an acquiring company or to terminate outstanding awards in exchange for a cash payment to participants.

Amendment and Termination

The Compensation Committee may amend or terminate the 2025 Incentive Plan at any time. However, stockholder approval is required for any amendment that would change the classes of persons eligible for incentive stock options or increase the number of shares of common stock reserved. Under the Nasdaq marketplace rules, stockholder approval is required for any "material amendment" to the 2025 Incentive Plan. No awards of incentive stock options can be issued ten years following the adoption of the 2025 Incentive Plan without stockholder approval to renew the awards.

Federal Income Tax Consequences

Tax consequences to the Company and to participants will vary with the type of Award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an Award under the 2025 Incentive Plan. For cash awards, stock awards that are not forfeitable and dividend equivalent payments, the participant recognizes ordinary income in the amount of the payment or the market value of the stock.

Incentive Stock Options. A participant who exercises incentive stock options will not realize income upon exercise. However, the exercise of an incentive stock option gives rise to a preference under the alternative minimum tax rules. If the participant holds the stock for at least two years after the date of the Award and one year after the date of exercise, the participant will realize a long-term capital gain on the difference between the fair market value of the common stock at the time it is sold and the exercise price of the incentive stock option. However, if the stock is sold before this holding period, the sale is a "disqualifying disposition," and the participant recognizes ordinary income on the difference between the fair market value of common stock at the time of exercise and the exercise price paid. Upon the disqualifying disposition, any gain on the sale above the value at exercise is treated as a capital gain.

Non-Qualified Stock Options. A participant recognizes ordinary income on the exercise of options that are not incentive stock options on the difference between the fair market value of common stock and the exercise price. Any subsequent gain or loss on the sale of common stock is subject to capital gains treatment on the amount realized on the sale over the tax basis. The participant's tax basis in the common stock is the exercise price plus the amount of taxable income that is recognized. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.

Stock Appreciation Rights. A participant recognizes ordinary income on the exercise of the stock appreciation rights in the amount of the fair market value of the common stock received at the time of exercise. Any subsequent gain or loss on the sale of common stock acquired through the exercise is subject to capital gains treatment on the amount realized on the sale over the tax basis. The participant's tax basis in the common stock is the amount of taxable income that is recognized on exercise. Reduced capital gains rates apply if the stock is held for at least 12 months after exercise.

Stock Awards. For Awards of restricted stock, the participant recognizes ordinary income on the fair market value of the common stock at the time the Award becomes "vested" or is no longer subject to a substantial risk of forfeiture. For stock awards that are issued without vesting conditions, the participant recognizes ordinary income on the fair market value of the common stock at the time the award is issued. For an Award of restricted stock, the participant may make an election under Section 83(b) of the Internal Revenue Code to recognize ordinary income based on the value on the date of grant. Upon a disposition of restricted stock following an election under Section 83(b), the tax basis would be the value of the common stock on the date of the Award and the taxable income recognized under the election. Reduced capital gains rates apply if the stock is held for at least 12 months.

Stock Unit Awards. For stock unit awards, the participant recognizes ordinary income on the fair market value of the common stock at the time that it is transferred to the participant under the vesting terms and other holding requirements of the Award. Any subsequent gain or loss on the sale of common stock acquired through these types of Awards is subject to capital gains treatment on the amount realized on the sale over the tax basis. The participant's tax basis in the common stock is the amount of taxable income that is recognized on vesting or transfer of the common stock. Reduced capital gains rates apply if the stock is held for at least 12 months.

Generally, we are able to deduct from our taxable income the amount of ordinary income at the same time that it is recognized by a participant, as described above. However, due to Section 162(m) of the Internal Revenue Code, we may not deduct the amount recognized by our named executive officers to the extent that compensation paid to any such officer in a calendar year exceeds $1 million.

The 2025 Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change.

New Plan Benefits

Future awards under the 2025 Incentive Plan will be granted at the discretion of the Compensation Committee. As a result, it is not possible to determine the number and type of awards that will be granted to any person under the 2025 Incentive Plan. Information on awards granted to our named executive officers under the 2015 Incentive Plan during the year ended December 31, 2024 are reflected in the executive compensation tables, including the 2024 Grants of Plan-Based Awards table, in this Proxy Statement.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2025 OMNIBUS INCENTIVE PLAN.

EQUITY COMPENSATION PLANS
The following table represents securities authorized for issuance under the Company's equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (2)
Equity Compensation Plans Approved by Security Holders	2,756,633	$11.55	3,553,509
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,756,633	$11.55	3,553,509
(1)Includes 691,273 unearned performance stock units subject to achievement of various performance conditions, which are not included in the weighted-average exercise price.
(2)Includes shares available for future issuance under the 2015 Incentive Plan.

PROPOSAL NO. 4: RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young (“EY”) as the Company's principal independent registered public accounting firm for the year ending December 31, 2025. Such selection of EY was approved by the Board, and the Company seeks ratification of the appointment by the stockholders.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.

As previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on August 23, 2024 ("Auditor Current Report"), on August 21, 2024, the Company, through action of the Audit Committee, dismissed Deloitte & Touche LLP (“Deloitte”) as the Company's independent registered public accounting firm, effective as of August 21, 2024.

The reports of Deloitte on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in its reports on the Company’s consolidated financial statements for such years.

During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through the date of dismissal, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte with a copy of the Auditor Current Report prior to its filing with the SEC and requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company. A copy of Deloitte’s letter dated August 21, 2024 was attached as Exhibit 16 to the Auditor Current Report.

As disclosed in the Auditor Current Report, on August 21, 2024, the Audit Committee selected Ernst & Young LLP ("EY") as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2024. This appointment was effective as of August 21, 2024. During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period prior to engagement, the Company did not consult with EY regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Although ratification of the selection of EY is not required by our bylaws or otherwise, the Board is submitting the selection of EY to our stockholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and our stockholders.

A representative of EY is expected to attend the Annual Meeting and will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF EY AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EY served as Surgery Partners' independent auditors for the fiscal year ended December 31, 2024. Deloitte served as Surgery Partners' independent auditors for the fiscal year ended December 31, 2023.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the Company's independent registered public accounting firm, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. Each member of the Audit Committee has been delegated the authority to pre-approve any audit services, provided that such approvals must be presented to the full Audit Committee at its next scheduled meeting. EY was appointed as the Company's independent registered public accounting firm, effective August 21, 2024. All services performed by EY after this appointment were pre-approved by the Audit Committee.
Audit and Other Fees for Past Two Fiscal Years
During the years ended December 31, 2024 and 2023, the Company incurred the following aggregate fees for services performed by EY and Deloitte:

	2024	2023
Audit Fees(1)	$3,208,896	$3,350,000
Audit-Related Fees(2)	—	100,000
Tax Fees(3)	97,994	275,410
All Other Fees(4)	70,651	1,895
Total	$3,377,541	$3,727,305
_______
(1)Audit Fees include fees for the last two years for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company's annual consolidated financial statements, (ii) the audits of the Company's internal control over financial reporting, (iii) the review of the Company's quarterly condensed consolidated financial statements, and (iv) services that are provided by EY and Deloitte related to regulatory filings and private placement debt offerings, including billings for out-of-pocket expenses incurred.
(2)Audit-related fees during 2023 relate to audits performed for grant funds received.
(3)Tax related services performed during 2024 and 2023.
(4)All Other Fees encompasses any services provided other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees, which in 2024 were related to advisory services performed by EY prior to being appointed as the Company's independent registered public accounting firm and in 2023 were related to accounting research services.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board is currently composed of the three directors named below, each of whom is an independent director (as independence is defined in the Nasdaq rules and Rule 10A-3 under the Exchange Act). Each member of the Audit Committee who served at any time during the fiscal year ended December 31, 2024 is financially literate (as that qualification has been interpreted by the Board in its business judgment), and at least one member of the Audit Committee qualifies as an "audit committee financial expert" as such term is defined by the SEC. The Audit Committee operates under a written charter.

The Audit Committee hereby submits the following report:

•The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements as of, and for, the year ended December 31, 2024.

•The Audit Committee has discussed with the Company's independent registered public accounting firm, EY, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the "PCAOB") and the SEC.

•The Audit Committee has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY such firm's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

                                Submitted by the Audit Committee:

                                Brent Turner, Chairman
                                Teresa DeLuca, M.D.
                                John A. Deane

RELATED PERSON TRANSACTIONS
Related Person Transaction Policy

We have adopted a formal written policy with respect to the review, approval and ratification of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions, including, but not limited to:

•the impact on a director's independence in the event the related person is a director or an immediate family member of the director;

•the benefits to us of the proposed transaction;

•if applicable, the availability of other sources of comparable products or services;

•the terms of the transaction; and

•the terms available to an unrelated third party or to employees generally.

The Audit Committee may also consider such factors as: the related person's relationship to us and interest in the transaction, and the material facts of the proposed transaction, including the proposed aggregate value of the transaction. The Audit Committee may approve only those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

Registration Rights Agreement

On August 31, 2017, the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”) with certain securityholders of the Company and certain other parties thereto, including Bain Capital. Pursuant to the Registration Rights Agreement, among other things, and subject to certain limitations, the Company agreed to use commercially reasonable efforts to effect the registration under the Securities Act of 1933, as amended, of the registrable shares held by the parties to the Registration Rights Agreement. The Company also agreed to provide, with certain exceptions, certain piggyback registration rights with respect to such registrable shares, as described in the Registration Rights Agreement. Additionally, in connection with the private issuance and sale of our common stock to certain affiliates of Bain Capital on December 22, 2022 (the “Private Placement”), the Registration Rights Agreement was amended to extend the registration rights granted thereunder to the shares purchased in the Private Placement.

Indemnification Agreements

We enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
GENERAL MATTERS
Code of Conduct and Corporate Governance Guidelines

We have adopted a Code of Conduct which is applicable to all our directors, officers and employees (the "Code of Conduct"). To the extent required pursuant to applicable SEC regulations, we intend to post amendments to, or waivers from, our Code of Conduct on our website.

Copies of our Code of Conduct and Corporate Governance Guidelines are available, free of charge, on the "Investors - Governance" page of our website at www.surgerypartners.com, or by sending a written request to our Chief Administrative and Development Officer at Surgery Partners, Inc., 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027.

Insider Trading Policy

We have adopted an Insider Trading Policy that governs the purchase, sale, and/or other transactions of our securities by our directors, officers and employees. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Availability of Certain Documents

Householding is a program adopted by the SEC that permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports, proxy statements and the notices of internet availability of proxy materials sent to multiple stockholders of record who have the same address by delivering a single annual report, proxy statement or notice of internet availability of proxy materials to that address. Householding is designed to reduce a company's printing costs and postage fees. Brokers with account holders who are stockholders of the Company may be householding the Company's proxy materials. If your household participates in the householding program, you will receive one Notice of Internet Availability. If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, annual report or notice of internet availability of proxy materials, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. We will undertake to deliver promptly, upon written or oral request, a separate copy to a stockholder at a shared address. You may notify us either by calling us at (615) 234-5900 or by writing to us at Surgery Partners, Inc., 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027, Attn: Chief Administrative and Development Officer, and providing your name, your shared address, and the address to which we should direct the additional copy of the annual report or proxy materials. Multiple stockholders sharing an address who have received one copy of a mailing and would prefer us to mail each stockholder a separate copy of future mailings should contact us at our principal executive office.

Additionally, if current stockholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made through our principal executive offices. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

Stockholder Proposals and Nominations

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year's Proxy Statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 26, 2025, which is 120 days prior to the date that is one year from April 24, 2025 (the date this year's Proxy Statement was first made available to stockholders).

Requirements for Stockholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Company's Secretary at 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027. The Board does not have a written policy regarding stockholder nominations, but has determined that it is the practice of the Board to consider candidates proposed by stockholders if made in accordance with our bylaws. To be timely for the 2026 annual meeting, although not included in the Proxy Statement, the stockholder's notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year's annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not later than the close of business on the tenth day following the day on which we first provide notice or public disclosure of the date of the meeting. Assuming the date of our 2026 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2026 annual meeting must notify us no earlier than February 6, 2026 and no later than March 8, 2026.

Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2026 annual meeting.

In addition to satisfying the foregoing advance notice requirements under our bylaws, to comply with the universal proxy rules for the 2026 annual meeting, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than April 7, 2026.

Contacting the Board of Directors

Stockholders wishing to communicate with the Board may do so by writing to the Board or to the non-employee members of the Board as a group, at:

Surgery Partners, Inc.
340 Seven Springs Way, Suite 600
Brentwood, TN 37027
Attention: Chief Administrative and Development Officer

The communication must prominently display the legend "BOARD COMMUNICATION" in order to indicate to the Chief Administrative and Development Officer that it is a communication for the Board. Upon receiving such a communication, the Chief Administrative and Development Officer will forward the communication to the relevant individual or group to which it is addressed as appropriate depending on the facts and circumstances outlined in the communication received. Certain items that are unrelated to the Board's duties and responsibilities may be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. The Chief Administrative and Development Officer will not forward any communication determined in his or her good faith belief to be frivolous, unduly hostile, threatening, illegal or similarly unsuitable.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Attendance at Annual Meeting

We invite all stockholders to attend the Annual Meeting, which will be held solely by remote communication in a virtual meeting format on Friday, June 6, 2025, at 10:00 a.m. Central Daylight Time and any adjournments of the annual meeting. You can attend the meeting by visiting www.meetnow.global/MYRK52A and entering the 15-digit control number found on the proxy card or voting instruction form. However, even if you plan to attend virtually, please vote your shares promptly to ensure they are represented at the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy, you may do so by voting during the meeting. If you have any questions on how to attend the Annual Meeting, please contact Investor Relations at 340 Seven Springs Way, Suite 600, Brentwood, Tennessee 37027, (615) 234-5900 or email ir@surgerypartners.com.

Electronic Access to Proxy Statement and Annual Report to Stockholders

We have elected to provide this Proxy Statement, the proxy card and our Annual Report to Stockholders over the internet through a “notice and access” model. The Notice of Internet Availability provides instructions on how you may access these proxy materials on the internet at www.investorvote.com/SGRY or request a printed copy at no charge. In addition, the Notice of Internet Availability provides instructions on how you may request to receive, at no charge, all future proxy materials in printed form by mail or electronically by email. Your election to receive proxy materials by mail or email will remain in effect until you revoke it. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of our annual meetings on the environment.

APPENDIX A

SURGERY PARTNERS, INC.
2025 OMNIBUS INCENTIVE PLAN

RECITALS:

WHEREAS, Surgery Partners, Inc. (the “Company”) has maintained a compensatory program known as the 2015 Omnibus Incentive Plan (the “Prior Plan”) in order to provide equity- and performance-based incentives to key employees and directors of the Company;

WHEREAS, the Prior Plan will expire in 2025 by its terms and will be unavailable for future equity incentive awards;

WHEREAS, the Company desires to establish the 2025 Omnibus Incentive Plan (the “Plan”) in order to continue to provide such equity- and performance-based incentives;

NOW, THEREFORE, this instrument is hereby adopted as the Plan to be effective upon approval by the stockholders of the Company at the 2025 annual meeting of the stockholders.

1.Definitions

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.Purpose

The Plan has been established to advance the interests of the Company and its Affiliates by providing performance-based awards and awards based on the Company’s common stock as an incentive to align the interests of the Company’s key employees and directors.

3.Administration

The Administrator has discretionary authority to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock or other property); prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.Limits on Awards Under the Plan

(a)Number of Shares. Subject to adjustment as provided in Section 7, the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is 5,000,000 shares. The limits set forth in this Section 4(a) shall be construed to comply with Section 422. For purposes of this Section 4(a), any shares of Stock underlying Awards settled in cash or that otherwise expire or become unexercisable without having been exercised or that are forfeited to the Company due to failure to vest. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares of Stock available for Awards under the Plan.
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(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c)Individual Limits. The following additional limits will apply to Awards of the specified type granted to any person in any calendar year:

(1)Stock Options: 500,000 shares of Stock.

(2)SARs: 500,000 shares of Stock.

(3)Awards other than Stock Options, or SARs: 400,000 shares of Stock.

In applying the foregoing limits, all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit.

(d)Non-Employee Director Limits. In the case of a director, additional limits shall apply such that the maximum grant-date fair value of Stock-denominated Awards granted in any calendar year during any part of which the director is then eligible under the Plan shall be $400,000, except that such limit for a non-employee chairman of the Board or lead director shall be $700,000, in each case, computed in accordance with FASB ASC Topic 718 (or any successor provision). The foregoing additional limits related to directors shall not apply to any Award or shares of Stock granted pursuant to a director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees (to the extent such Award or shares of Stock have a fair value equal to the value of such cash retainers or other fees).

5.Eligibility and Participation

The Administrator will select Participants from among key employees and directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations.

6.Rules Applicable to Awards

(a)All Awards.

(1)Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), other Awards may be
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transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the last sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933, as amended) or, if applicable, SEC Rule 701, subject to such limitations as the Administrator may impose.

(3)Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s employment ceases:

(A)Immediately upon the cessation of the Participant’s employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment due to his or her death or due to the termination of employment due to Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of twelve (12) months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s employment will immediately terminate upon such cessation of employment if the Participant’s employment is terminated for Cause or the cessation of employment occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s employment to be terminated for Cause.

(4)Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments or shares of Stock delivered under or gain in respect of any Award in accordance with any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by applicable law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended.

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(5)Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. Upon the exercise or vesting of an Award that creates a taxable event to the Participant, the third-party administrator of the Plan will sell a sufficient number of shares of Stock held by the Participant under the Award to cover the minimum required tax-withholdings then due by the Participant. The Administrator will prescribe such rules for tax-withholding, including for the sell to cover withholding taxes, as it deems necessary. The Participant may instead promptly remit to the Company or an Affiliate, an amount in cash that is the full amount of all taxes required to be withheld in connection with an Award or, with the consent of the Administrator in its sole discretion, provide an alternative means for satisfying the Company’s tax withholding requirements. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law or such greater amount that would not result in adverse accounting consequences to the Company in the discretion of the Administrator).

(6)Dividend Equivalents, etc. The Administrator may provide for the payment of cash amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to a Restricted Stock Unit or Performance Award. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be accrued but will not be paid on unvested Awards until the Awards become vested and may be subject to such other limits or restrictions as the Administrator may impose.

(7)Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of a termination of employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(8)Coordination with Other Plans. Awards under the Plan may be granted in connection with under other compensatory plans or programs of the Company or its Affiliates.

(A)For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock), in which case the shares delivered will be treated as awarded under the Plan.

(B)Upon the consent of the Administrator, individuals who receive awards under a cash incentive program of the Company may elect to receive settlement of all or a portion of amounts earned in the form of Unrestricted Stock. By making the election, the Participant will receive a number of whole shares of Unrestricted Stock with an aggregate Fair Market Value as the amount that was earned under the cash incentive program. Fractional shares amounts will be paid in cash. Any such election must be made in the manner prescribed by the Administrator.

(9)Section 409A. Each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements. With respect to any payment of “nonqualified deferred compensation” hereunder, as described in Section 409A, references to payment upon a termination or cessation of employment, retirement or similar or terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations, after giving effect to the presumptions contained therein) from the Company and from all other
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corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations.

(b)Stock Options and SARs.

(1)Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which if the Administrator so determines may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so. The Administrator may impose conditions on the exercisability of Awards, including limitations on the time periods during which Awards may be exercised or settled.

(2)Exercise Price. The exercise price of each Stock Option and the base value from which appreciation is to be measured for purposes of each SAR will be no less than 100% (or in the case of an ISO granted to a “ten-percent stockholder” within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except in connection with a corporate transaction involving the Company (which term shall include, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 of the Plan, the terms of outstanding Stock Options or SARs, as applicable, may not be amended to reduce the exercise prices of such Stock Options or the base values from which appreciation under such SARs are to be measured other than in accordance with the stockholder approval requirements of the NASDAQ Stock Market.

(3)Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten years from the date of grant (or five years from the date of grant of an ISO to a ten-percent stockholder).

7.Effect of Certain Transactions

(a)Change in Control or Covered Transactions. Except as otherwise provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:

(1)Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to
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the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; it being understood that if the exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder.

(3)Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4)Termination of Awards Upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 7(a)(1) above or Awards that become vested by their terms in the Covered Transaction.

(5)Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)Changes in and Distributions with Respect to Stock.

(1)Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator will make appropriate adjustments to the maximum number of shares of Stock that may be delivered under the Plan under Section 4(a) and to the maximum limits described in Sections 4(c) and 4(d). The Administrator will also make appropriate adjustments to the number and kind of shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.

(2)Certain Other Adjustments. The Administrator shall also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, where applicable.

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(3)Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.Legal Conditions On Delivery Of Stock

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.Duration, Amendment and Termination

This Plan shall continue until it is terminated by the Board or the Administrator. However, Awards of ISOs shall not be made with respect to shares of Stock specified in Section 4(a) more than ten years after the date the Plan or any amendment to Section 4(a) is approved by the stockholders of the Company. The Administrator may at any time amend the Plan or any outstanding Award for any purpose; provided, that, except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Stockholder approval is required for amendments to the Plan that: (i) increase the number of shares of Stock described in Section 4; (ii) change the classification of individuals eligible to receive ISOs; or (iii) are subject to stockholder approval by the exchange or trading system on which the Stock is traded from time to time, as determined by the Administrator.

10.Other Compensation Arrangements

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.Miscellaneous

(a)Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a
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Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.Governing Law

(a)Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)Other Matters. Except as otherwise provided by the express terms of an Award agreement or as provided in Section 12(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the State of Tennessee without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)Jurisdiction and Venue. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the Middle District of Tennessee for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the state courts located within Davidson County or Williamson County, Tennessee or in the United States District Court for the Middle District of Tennessee located in Nashville, Tennessee; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

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EXHIBIT A
Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board (including the full Board)) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporate Law; and (iii) to such employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, provided that, for purposes of determining treatment as a single employer under Section 414(b) or Section 414(c) of the Code, “50%” shall replace “80%” in the applicable stock or other equity ownership requirements under such sections of the Code and the regulations thereunder.

“Award”: Any or a combination of the following:

(i)Stock Options.

(ii)SARs.

(iii)Restricted Stock.

(iv)Unrestricted Stock.

(v)Stock Units, including Restricted Stock Units.

(vi)Performance Awards.

(vii)Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Board”: The board of directors of the Company.

“Cause”: In the case of any Participant who is party to an effective employment or severance-benefit agreement with the Company or an Affiliate of the Company that contains a definition of “Cause,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Cause” will mean, as determined by the Administrator in its reasonable judgment, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any of its Affiliates, or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its Affiliates; (iv) a significant violation by the Participant of the code of conduct of the Company or its Affiliates of any material policy of the Company or any of its Affiliates, or of any statutory or common
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law duty of loyalty to the Company or any of its Affiliates; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or any of its Affiliates and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or any of its Affiliates.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation, Culture and People Committee of the Board, or such committee as may be appointed from time to time by the Board to administer the Plan.

“Company”: Surgery Partners, Inc.

“Covered Transaction”: The occurrence of any of the following events or transactions:

(i)the merger, acquisition or consolidation of the Company with any other corporation pursuant to which the other corporation immediately after such merger, acquisition or consolidation owns more than 50% of the voting securities (defined as any securities which vote generally in the election of directors) of the Company that are outstanding immediately prior thereto or more than 50% of the Company’s total fair market value immediately prior thereto;

(ii)the date that any person, or persons acting as a group, as described in Treas. Reg. § 1.409A-3(i)(5) (a “Person”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation controlling the Company or owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the beneficial owner (as determined under Rule 13d-3 under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company's then outstanding voting securities (as defined above) in a transaction or transactions not approved by the Board;

(iii)the date that a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv)the date that any Person acquires (or has acquired within the 12-month period ending on such date) substantially all of the assets of the Company.

Where a Covered Transaction involves a tender offer pursuant to which at least a majority of the Company’s then outstanding common stock is purchased by a Person that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Disability”: In the case of any Participant who is party to an effective employment or severance-benefit agreement with the Company or an Affiliate of the Company that contains a definition of “Disability,” the definition set forth in such agreement will apply with respect to such Participant under the Plan for so long as such agreement is in effect. In the case of any other Participant, “Disability,” will mean a permanent disability as defined in the long-term disability plan maintained by the Company or one of its Affiliates, or as defined from time to time by the Company in its sole discretion.

“Fair Market Value”: On any given date, the applicable description below:

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(i)If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).

(ii)If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee in a manner that is consistent with the standards of Section 409A, provided that such value may be determined in a manner that is consistent with the standards of Section 422 with respect to the award of ISOs.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria determined by the Administrator in its discretion.

“Performance Criteria”: Specified business criteria, other than the mere continuation of employment or the passage of time, that must be satisfied as a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion will mean a measure of performance relating to any or any combination of the following, measured either absolutely or comparatively, including, without limitation, by reference to an index or indices or a specified peer group, and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, facility, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Administrator specifies: (i) revenues; (ii) earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or equity expense, whether or not on a continuing operations or an aggregate or per share basis; (iii) return on equity, investment, capital, or assets; (iv) operating income or profit, including on an after tax basis; (v) stockholder return; (vi) sales of particular products or services; (vii) acquisitions and divestitures (in whole or in part); (viii) joint ventures and strategic alliances; or (ix) debt or equity financings or refinancings. In addition, Performance Criteria may include subjective measurements and non-economic performance that is determined by the Administrator from time to time. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, and other unusual or infrequently occurring items, and the cumulative effects of tax or accounting changes) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Surgery Partners, Inc. 2025 Omnibus Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.
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“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

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SURGERY PARTNERS VOTE

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A Proposals – The Board of Directors recommends a vote FOR all of the nominees, FOR Proposal 2, FOR Proposal 3 and FOR Proposal 4.

1. Election of Class I Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - John A. Deane	☐	☐	02 - Teresa DeLuca, M.D.	☐	☐	03 - Wayne S. DeVeydt	☐	☐

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The 2025 Annual Meeting of Stockholders of Surgery Partners, Inc. will be held on
Friday, June 6, 2025 at 10:00 a.m., central daylight time, virtually via the Internet at www.meetnow.global/MYRK52A.

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Proxy — Surgery Partners, Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 6, 2025

J. Eric Evans and Jennifer B. Baldock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Surgery Partners, Inc. to be held on June 6, 2025 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR each Board nominee listed on the reverse side, FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

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